FLORIDA RESIDENTIAL LEASE AGREEMENT

THIS RESIDENTIAL LEASE AGREEMENT ("Lease" or "Agreement") is made this 7th of November, 2022 between Landlord and Resident(s). Subject to the Lease Summary and Specific Terms and General Terms and Conditions set forth below, Landlord leases to Resident(s), and Resident(s) leases from Landlord for the initial term beginning on the Lease Start Date and ending on the Lease End Date, the Apartment located at the Property.

LEASE SUMMARY AND SPECIFIC TERMS

Property (also referred to as "Premises"): MAA Parkside

Property Address:
425 E Central Boulevard
Orlando, FL 32801

Landlord (referred to as "Landlord" "We" or "Our"): Mid-America Apartments, L.P., a Tennessee limited partnership

Resident(s) (referred to as "Resident", "You", or "Your"):
James Brooks
Tiffany Boulton

Lease Start Date: 01/06/2023

Lease End Date: 01/05/2024

Monthly Base Rent: $3180.00

Security Deposit: $3,085.00

Additional Rentable Items:

Other Recurring Charges:
Monthly Community Fee: $18.00 Per Month.
Monthly Pet Rent: $20.00 Per Month.

Non-refundable Pet Fee: 400.00

You HAVE a pet at this time. In consideration for the privilege of having a pet on the Premises and in the Apartment, You agree to pay the Non-refundable Pet Fee set forth above. This Non-refundable Pet Fee is a fee not a deposit. The Non-refundable Pet Fee will not be returned to You and will not be applied to damages caused by the pet or for any other reason. The Non-refundable Pet Fee is payable, at Landlord's discretion, either in full when you move into Your Apartment or in two equal installments. If Landlord agrees to allow you to pay in installments, one-half of the Non-refundable Pet Fee will be due on Your move in date and the remaining one-half will be due on the first day of the following month. In addition to Base Monthly Rent, You agree to pay Monthly Pet Rent for each pet, payable each month in advance on the first day of the month without notice.

GENERAL TERMS AND CONDITIONS

1. RENT:

1.1 You agree to pay Landlord the Monthly Base Rent, which is payable each month in advance on the first (1st) day of each month. You agree that not paying Rent on or before the first of each month is a material breach of this Lease. Rent is payable at Landlord's online payment portal or such other place as Landlord may designate. Rent paid after the first (1st) day of the month is late. If the Lease Start Date is not the first (1st) day of the month and this is the initial term of this Lease, then Your Monthly Base Rent for that month will be prorated and will be payable in advance on the Lease Start Date. If the Lease Start Date is not the first (1st) day of the month and this is a renewal of a prior Lease between You and Landlord, then Your Monthly Base Rent for that month will be prorated and will be payable in advance on the first (1st) day of the month along with the prorated rent due under Your prior Lease.

1.2 Any additional sums or charges due from You under this Lease including, but not limited to, sums for Storage Unit(s), Parking, Garage, trash, late fees, other fees, utilities, or because of a breach or violation of this Lease ("Additional Sums") shall be due as additional rent. Such Additional Sums shall also include, but are not limited to, damages exceeding normal wear and tear to the Apartment or Premises, when such damages are caused by You or Your Occupants, guests or invitees. You will receive a monthly billing statement that outlines your current monthly charges; however, it is Your responsibility to pay the balance owed each month, regardless of whether or not a statement is received. You can receive this statement via email at no charge or You may elect by written notice to Landlord, to receive this statement via US mail. You will be charged $4.95 each month for a paper statement ("Paper Statement Fee") which will be mailed to the Apartment address or to such other address as You designate in writing to Landlord. The Paper Statement Fee is for administration, billing, overhead and similar expenses and charges incurred by us for providing and processing billing statements and also includes our profit margin. This Paper Statement Fee will be constant regardless of the number of other charges contained on your billing statement and may be changed (with thirty (30) days written notice provided to You) if our actual expenses increase. This Paper Statement Fee is not a charge for drinking water, wastewater, gas or electricity from the retail public utility from which such utility services are provided, and does not include any fees billed to us by that retail public utility for any deposit, disconnect, reconnect, late payment or other similar fees. If Landlord does not have a valid email account on file for You at the time statements are sent out for Your Apartment, You will be charged the Paper Statement Fee. You can elect to change your billing statement option at any time during your Lease term. Converting from Online/Electronic Statement to a paper statement may take two (2) billing cycles and You will not be charged the Paper Statement Fee until you actually receive the paper statement.

1.3 Only after the Monthly Base Rent and the Additional Sums ("Total Rent") is tendered will rent payment be accepted. Total Rent must be submitted in

full. Separate payments at different times will not be accepted.

1.4 All rent shall be paid by direct debit, ACH, or other electronic means established and approved by Landlord, personal check drawn on Your personal account, cashier's check, certified funds, other checks made payable to Landlord, or money order. You shall remain liable for any and all convenience fees associated with any electronic payments. You will not use and Landlord shall have the right to refuse cash for any payment due under this Lease.

1.5 You agree to pay to Landlord with your Monthly Base Rent, any sales, municipal or other rental tax due as a result of this Lease and charged by Landlord, including any increases in any such tax during the term of the Lease, and Landlord will remit such amounts to the appropriate taxing authority.

1.6 You waive all rights to deduct or offset any sums from rent, whether such rights exist now, arise after the Lease Start Date except as may be expressly permitted by the Florida Residential Landlord and Tenant Act. Notwithstanding the foregoing, nothing herein or elsewhere in the Lease shall be deemed to constitute a waiver of any right or remedy provided to You by applicable law, which right or remedy may not be waived pursuant to such law.

1.7 Monthly Community Fee. You shall pay to Landlord the Monthly Community Fee to reimburse Landlord for a portion of (i) the costs of operation, repair and maintenance of the Common Areas of the Premises, together with (ii) taxes and insurance associated with the Premises. "Common Areas" may include without limitation, green spaces, lawns, sidewalks, breezeways, parking lots, garages, the leasing office and other areas on the Premises that are common to Residents, Occupants and their guests. Costs incurred for the operation, repair and maintenance of the Common Areas may include without limitation, labor and material costs for, among other things, painting, cleaning, window cleaning, landscaping; inspection, repair and replacement work; and seasonal holiday decoration displays. Costs related to utilities (such as water, telephone, electric or gas), heating, air-conditioning and lighting of Common Areas are specifically excluded and will not be charged as part of the Community Fee.

1.8 Rent Increases: You agree that sixty (60) days prior to the Lease End Date, or at any time thereafter, Landlord shall have the right to increase the Monthly Base Rent and any other rent or sums due under this Lease by giving You no less than sixty (60) days' written notice ("rent increase notice period"), and such increase shall not terminate this Lease. You agree that Landlord may increase the Base Rent at any time during any month-to-month tenancy period by providing You with no less than fifteen (15) days' advanced written notice of such rental increases (without the necessity of Your signature).

1.8.1 You agree the rent increase notice period shall begin when Landlord either: (a) delivers the notice regarding a rent increase personally to You or any one of You; (b) sends such notice to any email address on file with Landlord as provided by You or any one of You; (c) places such notice on the Apartment door; or (d) mails such notice by U.S. First Class Mail to the Apartment.

1.8.2 Except during a month-to-month tenancy, the rental increase shall be effective following the end of the initial Lease term or the sixtieth (60th) day after such notice was given, whichever shall occur later.

1.8.3 The terms of any renewal may specify rent greater than the Monthly Base Rent under this Lease, may incorporate Lease provisions that are different from the provisions of this Lease, and may specify rules and regulations that are different from the Rules and Regulations in effect during the term of this Lease.

1.8.4 In the event that You have received a renewal offer from Landlord, have submitted a signed renewal letter to Landlord, or have entered into a renewal lease with Landlord prior to the expiration of this Lease and You breach or otherwise commit a default under this Lease, Landlord may, in its sole discretion, retract the pending renewal letter, reject the signed renewal letter received from You, or terminate the renewal Lease prior to the commencement of the renewal lease term by giving written notice to You.

2. LATE PAYMENTS; RETURNED CHECKS, ACH TRANSACTIONS, OR OTHER PAYMENTS:

Time is of the essence of this Lease. If Your rent is not paid on or before the First (1st) day of the month, an initial late fee in the amount of Seventy-Five Dollars ($75.00) will be charged on the Second (2nd) day of the month and, beginning on the Third (3rd) of the month, a daily late fee of Ten Dollars ($10.00) per day will be charged, not to exceed fifteen (15) days, until the rent amount due is paid in full. Such "full monthly rent" shall include all additional monthly rent due. The parties agree that these fees represent a reasonable estimate of uncertain damages to Landlord that are incapable of precise calculation that would result from Your late payment of rent.

Payments received at any time after the office is closed for the day or on a holiday or other day when Landlord's office is not open for business will not be credited to Your account until the next business day, and a late fee may be incurred.

2.1 If Landlord elects to accept late rent, you shall tender all late rents, late fees, dispossessory warrant costs, administrative filing fees, and all other costs related to Your late payment to Landlord and such payment shall be made by cashier's check, certified check, or money order. Acceptance of late rent is not a waiver of the requirement that rent is due on the first (1st) day of the month.

2.2 In the event Your rent check or any other check written by You or any direct debit, ACH, or other electronic payment made by You or on Your behalf is dishonored, returned, or rejected by the bank or is otherwise unsuccessful through no fault of Landlord, You shall pay Landlord a service charge in the amount of thirty dollars ($30.00) in addition to the amount of the check or payment, any late charges, and any other amounts owed. Dishonored, returned, rejected, or unsuccessful checks, direct debits, ACH transactions, or other electronic payments shall be redeemed only by cashier's check, certified check or money order; after two dishonored, returned or rejected payments, You shall pay all future rents and charges due under this Lease only by cashier's check, certified check or money order.

2.3 Nothing in this Lease shall constitute a waiver or limitation of Landlord's right to institute legal proceedings for rent, damages or repossession of the Apartment for non-payment of any installment of rent when and as the same becomes due and payable.

3. WRITTEN NOTICE TO VACATE REQUIREMENT AND AUTOMATIC RENEWAL TERM

3.1 Either party may terminate this Lease at the end of the initial Lease term by delivering to the other party sixty (60) days' written notice prior to the Lease

End Date.

3.2 Without sixty (60) days' prior written notice, then this Lease will automatically renew on a month-to-month basis. During any month-to-month tenancy, in addition to any increase in Monthly Rent and Additional Sums, the terms of Landlord's then most current residential lease agreement will apply and You will be deemed to have agreed to such terms by continuing Your lease on a month-to-month basis. Landlord will make the most current residential lease agreement available to You upon Your written request. Your Lease will continue to automatically renew on a month-to-month basis until (a) the parties enter into a renewal lease for the Apartment; or (b) this Lease is terminated by either party providing to the other party not less than thirty (30) days' prior written notice of termination. If prior written notice of termination is provided, the Lease will terminate on the date indicated in the notice but in any event not less than thirty (30) days following the date of the notice.

3.3 THE FOLLOWING PROVISIONS REGARDING WRITTEN NOTICE BY YOU APPLY UNLESS PROHIBITED UNDER APPLICABLE LAW:

3.3.1 YOU UNDERSTAND AND AGREE THAT, IN ORDER FOR YOU TO TERMINATE THIS LEASE AT THE END OF THE INITIAL LEASE TERM, YOU MUST PROVIDE TO LANDLORD WRITTEN NOTICE AT LEAST SIXTY (60) DAYS PRIOR TO THE LEASE END DATE.

3.3.2 YOU UNDERSTAND AND AGREE THAT LANDLORD'S EMPLOYEES ARE NOT AUTHORIZED TO ACCEPT A VERBAL NOTICE OF A LEASE NON-RENEWAL, SURRENDER, TERMINATION, OR EARLY TERMINATION FROM YOU.

3.3.3 YOU HAVE NO RIGHT TO RELY ON ANY STATEMENT BY LANDLORD'S EMPLOYEES THAT A VERBAL NOTICE IS ACCEPTABLE.

3.3.4 YOUR NOTICE MUST BE IN WRITING, DATED, AND SIGNED BY AT LEAST ONE RESIDENT ON THIS LEASE, AND MUST SPECIFY THE MOVE-OUT DATE. NOTICE FROM ONE RESIDENT CONSTITUTES NOTICE FROM ALL RESIDENTS FOR PURPOSES OF THIS SECTION.

3.3.5 YOU SHOULD CONFIRM RECEIPT OF THE NOTICE BY LANDLORD WITH THE AUTHORIZED SIGNATURE OF A LANDLORD REPRESENTATIVE USING LANDLORD'S PRESCRIBED FORM.

3.3.6 YOU SHOULD KEEP A SIGNED RECEIPT OF THE WRITTEN NOTICE FOR YOUR PERSONAL RECORDS IN CASE OF ANY DISPUTE AS TO WHETHER SUCH NOTICE WAS GIVEN TO AND RECEIVED BY LANDLORD.

3.4 IF YOU DO NOT OBTAIN OR CANNOT PRODUCE A SIGNED RECEIPT OF THE WRITTEN NOTICE FROM LANDLORD, OR IF LANDLORD DOES NOT HAVE A SIGNED ORIGINAL NOTICE(S) FROM AT LEAST ONE RESIDENT, THEN A PRESUMPTION SHALL ARISE THAT YOU FAILED TO GIVE A PROPER NOTICE.

4. RESIDENT'S OPTION FOR EARLY LEASE TERMINATION; TRANSFER TO ANOTHER LANDLORD APARTMENT OR PROPERTY:

4.1 Early Lease Termination: You may terminate this Lease before the expiration of the initial term, if You are not in default under this Lease at the time of giving written notice or thereafter, and if You strictly comply with all the provisions of this section.

4.1.1 In order to terminate this Lease pursuant to this section before the expiration of the initial term, You must:

4.1.1.1 Give Landlord sixty (60) days' written notice; PLUS

4.1.1.2 Pay all monies due through date of termination, including, but not limited to, the payment of prorated rent; PLUS

4.1.1.3 Pay, in accordance with Your election on the Liquidated Damages and Early Termination Fee Addendum attached to this Lease, either (a) the indicated Early Termination Fee or (b) all damages resulting from Your early termination that are recoverable by Landlord as provided by law.

4.2 All terms and conditions of this section must be satisfied before Your Lease will be terminated. Failure to comply with all terms and conditions of this section will result in Your continued liability under the terms and conditions of this Lease. Additionally, Your election for early termination shall not relieve You of Your responsibilities and obligations regarding any damage beyond normal wear and tear to the Apartment.

4.3 Military Termination: You may terminate this Lease, pursuant to 50 App. USCA § 535 or other applicable state law ("Military Relief Laws"), if You: (a) enter military service (active or reserve) after the signing of the Lease; (b) while in military service, receive military orders for a permanent change of station or to deploy with a military unit (or as an individual in support of a military operation) for a period of at least ninety (90) days; or (c) meet any other conditions for an early termination of this Lease by military personnel under applicable law ("Military Cause").

4.3.1 To terminate this Lease under this section, You must deliver to Landlord a written termination notice and a copy of the service member's military orders or a signed letter, confirming the orders, from Your commanding officer, confirming a Military Cause (collectively, "Military Termination Notice") either by hand delivery directly to Landlord by private business carrier, or by placing the written notice in an envelope with sufficient postage and with return receipt requested and addressed as designated in this Lease and depositing the written notice in the United States mail. Upon Our receipt of the Military Termination Notice and supporting documents, the Lease will terminate thirty (30) days following the date on which your next rental payment is due, provided that all criteria required by law are met ("Military Termination Date") and the Military Termination Date will become the new Lease End Date.

4.3.2 You must perform all of Your obligations under this Lease through the Military Termination Date, including but not limited to, paying all Monthly Base Rent and any Additional Sums accruing or incurred through the Military Termination Date when due and You must vacate the Apartment by the Military Termination Date. The Military Termination Notice shall be effective as to all Residents and Occupants under this Lease.

4.4 Transfer to Another Landlord Apartment or Landlord Property: You may terminate this Lease and transfer to another apartment at the Property or to an apartment at another Landlord property before the expiration of the initial term, if You are not in default under this Lease at the time of giving written notice or thereafter, You have lived in the Apartment for at least six (6) months, You strictly comply with all the provisions of this section, and Landlord, in its sole discretion, approves the termination.

4.4.1 In order to terminate this Lease pursuant to this section before the expiration of the initial term, You must:

4.4.1.1 Give Landlord thirty (30) days' written notice; PLUS

4.4.1.2 Pay all monies due through date of termination, including, but not limited to, the payment of prorated rent; PLUS

4.4.1.3 Acknowledging that transfers cost Landlord additional administrative and maintenance time, which creates costs that are both varied and difficult to ascertain, pay a Transfer Fee of Five Hundred Dollars ($500) for the administrative and maintenance costs incurred as a result of the transfer when You give the required written notice; PLUS

4.4.1.4 Participate with Landlord in a pre-transfer inspection of the Apartment; PLUS

4.4.1.5 Complete a new application or submit to all or part of the application approval process, involving, in part, credit, criminal, employment, and resident history background check or screening; PLUS

4.4.1.6 Pay any required fees (in addition to the Transfer Fee) and deposits associated with leasing the Landlord apartment to which You will be transferring; PLUS

4.4.1.7 Execute a Transfer Agreement and a lease for the Landlord apartment to which You will be transferring.

4.4.2 Landlord, in its sole discretion, may deny any transfer.

4.4.3 If this Lease requires You or any one of You to have an approved Guarantor(s), You agree that Landlord, in its sole discretion, may elect to deny any transfer if Your Guarantor(s) decline(s) to execute a new Guarantor Agreement associated with such transfer.

4.4.4 All terms and conditions of this section must be satisfied before Your Lease will be terminated. Failure to comply with all terms and conditions of this section will result in Your continued liability under the terms and conditions of this Lease. Additionally, transfer to another apartment shall not relieve You of Your responsibilities and obligations regarding any damage beyond normal wear and tear to the Apartment.

4.5 You understand that, unless and until all necessary and corresponding forms required for any termination under this section are completed and signed by both You and Landlord, such termination is considered incomplete, regardless of when, or if, You gave notice to Landlord.

5. NO ASSIGNMENT OR SUBLETTING; RELEASE, SUBSTITUTION, OR ADDITION OF RESIDENT:

5.1 You may not sublet the Apartment or assign this Lease without prior written consent of Landlord which consent may be withheld in Landlord's sole discretion. You may not rent or license, or advertise, market or list the Apartment, or any portion thereof, for rent or license to any third party for lodging or other purposes, including, for example, through a website or other service that allows people to rent out lodging. This prohibition applies to daily, weekly, monthly, or any other period of usage of the Apartment by a third party or entity on a fee basis or for any other consideration. Landlord reserves the right to provide, and to advertise, market and list the availability of, short term rentals and corporate housing programs at the Property. Further, Landlord may enter into business arrangements with third parties who provide short term rentals or corporate housing programs or who host websites where short term rental and corporate housing programs are advertised, marketed or listed, allowing them to promote and/or enter into rental or licensing arrangements at the Property for a fee.

5.2 Roommate Release Procedure:

5.2.1 Landlord may, in its sole discretion, allow for the release of one, but not all Residents from this Lease, if You are not in default under this Lease and You strictly comply with all the provisions of this section. Before Landlord will release one (1) Resident, but not all Residents, from this Lease, You must:

5.2.1.1 Complete Landlord's Roommate Release Form or other application documentation required by Landlord; PLUS

5.2.1.2 Pay all monies due through date of release; PLUS

5.2.1.3 Pay a Roommate Release Fee of Three Hundred Fifty Dollars ($350.00); PLUS

5.2.1.4 Complete a new application or submit to all or part of the application approval process (including payment of an application fee in addition to the Roommate Release Fee), involving, in part, credit, criminal, employment background check or screening, and resident history; PLUS

5.2.1.5 Execute a new lease for the Apartment, if required by Landlord, in the name of the remaining (and, if allowed by Landlord, any additional) roommate(s).

5.2.2 Landlord, in its sole discretion, may deny any release.

5.2.3 If this Lease requires You or any one of You to have an approved Guarantor(s), You agree that Landlord, in its sole discretion, may elect to deny any release if Your Guarantor(s) decline(s) to execute a new Guarantor Agreement associated with such release.

5.2.4 All terms and conditions of this section must be satisfied before a Resident may be released. After completion of the roommate release process, the departing Resident will no longer have a right to occupy the Apartment or any other rights under this Lease or be entitled to any portion or a refund of any Security Deposits regardless of which Resident originally paid such Security Deposits. Failure to comply with all terms and conditions of this section will result in the continued liability of all Residents subject to the terms and conditions of this Lease.

5.2.5 You understand that, unless and until all necessary and corresponding forms required for release of a Resident under this section are completed and signed by both You and Landlord, such release is considered incomplete, regardless of when, or if, You gave notice to Landlord.

5.3 Addition of Resident: The Apartment shall be occupied only by the person(s) named in this Lease as a Resident or Occupant. Substitution or addition of any Resident(s) or Occupant(s) will be allowable only with prior written consent of Landlord, which may be withheld in Landlord's sole discretion and may require the execution of a new Lease, an increase in the total Security Deposits required, the use of one or more Guarantors (as defined below), the successful completion of the application approval process (including payment of an application fee), involving, in part, credit, criminal, employment, or

resident history background check or screening.

6. HOLD OVER:

6.1 If You fail to return possession of the Apartment to Landlord on or before the date that Your right of occupancy or possession ends or the date on which Your Lease terminates, is non-renewed, or expires, then:

6.1.1 You are deemed to be holding possession over beyond the term of the Lease ("Hold Over");

6.1.2 Your legal status is that of a Hold Over tenant pursuant to Fla. Stat. §83.58, and Landlord shall be entitled to file a holdover eviction lawsuit to recover possession of the Apartment, double the amount of rent due for each day that you continue to holdover and refuse to surrender possession during the holdover period, breach of contract damages, attorney fees and court costs;

6.1.3 You shall be obligated to immediately remove all of Your property and the property of the Occupants from the Apartment, return all keys to Landlord, and deliver possession of the Apartment to Landlord in a clean condition and good order and repair; and

6.1.4 You shall pay Landlord an amount equal to two (2) times the then existing Monthly Base Rent (without concession), prorated by the day for each day in Hold Over and beyond the termination, non-renewal or expiration of this Lease, plus any Additional Sums due from You to Landlord.

6.2 If Your Hold Over prevents a new resident from occupying the Apartment, You may also be liable to Landlord for any and all damages incurred by Landlord as a result of Your Hold Over, including but not limited to, all rent for the new resident's full Lease term, subject to Landlord's obligation, if any, to mitigate damages.

7. JOINT AND SEVERAL LIABILITY:

Each person who signs this Lease, or who enters into a Continuing Guaranty of Payment ("Guaranty Agreement") with Landlord on behalf of the Resident(s) who signed this Lease ("Guarantor"), understands and agrees that his/her liability is both joint and several with every other person who signs this Lease or signs a Guaranty Agreement. This means that Landlord may seek to recover the full amount due from any Resident or Guarantor without first seeking to collect from the other Resident(s) or Guarantor(s). Landlord is not required to seek recovery of money owed by the Resident(s) before seeking recovery from a Guarantor. Landlord is not required to seek recovery of money owed by the Guarantor(s) before seeking recovery from the Resident(s).

8. SECURITY DEPOSIT:

8.1 You agree to pay to Landlord any Security Deposit and Refundable Pet Deposit due under this Lease (collectively "Security Deposits") before taking possession of the Apartment as security for Your fulfillment of the conditions of this Lease. Your Security Deposits will be returned to You, less Lawful Deductions as defined below, after possession of the Apartment has been returned to Landlord if:

8.1.1 The Lease term has expired or this Lease has been terminated; AND

8.1.2 All monies due Landlord have been paid in full; AND

8.1.3 The Apartment is clean, is not damaged, and is left in its original condition, normal wear and tear excepted. Damages beyond normal wear and tear include, but are not limited to: broken or missing door locks; stained or burned carpeting; badly scratched floors; burns and cuts in countertops; stains on another resident's ceilings from Your overflowed tub or sink; unapproved holes; painting on walls performed by anyone other than Landlord or its vendor which requires more than one (1) coat of paint to return to move-in condition; bent or broken blinds; odor or stains throughout the Apartment due to an animal, smoke, or other source; and any fixtures missing from the Apartment. Any of Your Security Deposits may be applied by Landlord to satisfy all or part of Your obligations under this Lease, including, but not limited to, unpaid rent, late fees, utilities, damages, cleaning costs, and other charges specified in Section 8.9 below. Withholding of Your Security Deposits shall not prevent Landlord from claiming damages in excess of the Security Deposits. Determination of damages and final costs of remediation are determined solely by Landlord.

8.2 You acknowledge and agree that You are not permitted to apply any Security Deposits to any past-due rent payment or payment that shall come due in the future.

8.3 You agree and acknowledge that, prior to or at the time of signing this Lease, You have been given a properly signed list of any existing damages to the Apartment, have been given the right to inspect the Apartment and have approved this list except as specified in writing to Landlord.

8.5 You will provide Landlord with a forwarding address so Landlord may forward Your Security Deposits, or any remaining balance thereof, to You. Landlord may disburse a refund of Your Security Deposits by one check, jointly payable to all named as Residents or to any one named Resident, and may send a refund of Your Security Deposits, and deduction itemizations, to only one Resident named on this Lease.

8.6 At Landlord's sole discretion, any named Resident on this Lease, if more than one is named, may be designated as agent for all Residents for purposes of receiving any applicable refund of Your Security Deposits, or any other balance owed or accounted at the time of Lease termination. You agree to look to said Resident for payment of any portion of the amount refunded.

8.7 If Landlord sells or transfers the Premises to a new owner, You agree that, once the sale or transfer has occurred, Landlord will be released from liability related to Your Security Deposits and that You will look solely to the successor owner for satisfaction of claims relating to Your Security Deposits.

8.8 If this Lease constitutes a renewal or revised Lease, then You agree to pay to Landlord only the amount, if any, by which the Security Deposits shown in this Lease exceed the amount of Security Deposits Landlord is already holding.

8.9 You will be liable for, including but not limited to, the following charges, if applicable, as Lawful Deductions: unpaid rent; unpaid utilities; unreimbursed service charges; Early Termination Fees; Additional Termination Fees; cancellation fees; revoked conditional rent concession credits; repairs or damages

caused by Your, Your Occupant's, Your invitees' or Your Occupants' invitees' use of the Apartment or Property, Your, Your Occupant's, Your invitees' or Your Occupants' invitees' negligence, carelessness, accident, or abuse, including stickers, scratches, tears, burns, stains, or unapproved holes; replacement cost of Our property that was in or attached to the Apartment and is missing; utilities for repairs or cleaning; unreturned keys, parking identifiers (e.g. hangtags, decals, etc.), and access control devices; removing or rekeying unauthorized security devices or alarm systems; packing, removing or storing property removed or stored under this Lease; removing illegally parked vehicles; animal-related charges; late-payment and returned-check charges; attorney's fees, court costs and filing fees actually paid; government fees or fines against Landlord for violation by You or Your Occupants, guests, or invitees of local ordinances relating to detection devices, false alarms, recycling or other matters; trips to the Apartment to allow removal of Your telephone or TV cable services or other rental items (if You so request or have moved out); special trips for trash removal caused by parked vehicles blocking dumpsters; false security alarm charges unless due to Landlord's negligence; and any other sums due under this Lease.

8.10 You agree that Landlord also may, but shall not be obligated to, make deductions from Your Security Deposits for any Lawful Deductions to Landlord under this Lease while You are still in possession of the Apartment. Landlord shall provide You with written notice of such deduction, itemizing the amounts deducted. Upon receipt of such notice, You agree to pay to Landlord, on or before the next rent due date, an amount sufficient to bring Your Security Deposits to the original amount, and You further agree that failure to do so constitutes a material breach of this Lease.

8.11 THE FOLLOWING DISCLOSURES ARE REQUIRED BY FLORIDA LAW: YOUR LEASE REQUIRES PAYMENT OF CERTAIN DEPOSITS. THE LANDLORD (LANDLORD) MAY TRANSFER ADVANCE RENTS TO THE LANDLORD'S ACCOUNT AS THEY ARE DUE AND WITHOUT NOTICE. WHEN YOU MOVE OUT, YOU MUST GIVE THE LANDLORD YOUR NEW ADDRESS SO THAT THE LANDLORD CAN SEND YOU NOTICES REGARDING YOUR DEPOSIT. THE LANDLORD MUST MAIL YOU NOTICE, WITHIN THIRTY (30) DAYS AFTER YOU MOVE OUT, OF THE LANDLORD'S INTENT TO IMPOSE A CLAIM AGAINST THE DEPOSIT. IF YOU DO NOT REPLY TO THE LANDLORD STATING YOUR OBJECTION TO THE CLAIM WITHIN FIFTEEN (15) DAYS AFTER RECEIPT OF THE LANDLORD'S NOTICE, THE LANDLORD WILL COLLECT THE CLAIM AND MUST MAIL YOU THE REMAINING DEPOSIT, IF ANY. IF THE LANDLORD FAILS TO TIMELY MAIL YOU NOTICE, THE LANDLORD MUST RETURN THE DEPOSIT BUT MAY LATER FILE A LAWSUIT AGAINST YOU FOR DAMAGES. IF YOU FAIL TO TIMELY OBJECT TO A CLAIM, THE LANDLORD MAY COLLECT FROM THE DEPOSIT, BUT YOU MAY LATER FILE A LAWSUIT CLAIMING A REFUND. YOU SHOULD ATTEMPT TO INFORMALLY RESOLVE ANY DISPUTE BEFORE FILING A LAWSUIT. GENERALLY, THE PARTY IN WHOSE FAVOR A JUDGMENT IS RENDERED WILL BE AWARDED COSTS AND ATTORNEYS FEE PAYABLE BY THE LOSING PARTY. THIS DISCLOSURE IS BASIC. PLEASE REFER TO PART II OF CHAPTER 83, FLORIDA STATUTES, TO DETERMINE YOUR LEGAL RIGHTS AND OBLIGATIONS.

9. UTILITIES:

9.1 You must pay charges for all utilities provided to the Apartment, including but not limited to, electricity, natural gas, water and sewer, internet, cable TV and telephone, except as may otherwise be set forth in this Lease. Where applicable, Your utility bills may include a one-time deposit, flat fees, and other charges and any increases as billed by the utility provider. In addition, You will be billed each month for common area charges which represent a proportional share of common area water, sewer, stormwater, electricity, and/or natural gas charges and such amounts shall be due and payable as Additional Rent. These charges may be reflected on our bill to you as, for example, "Common Area Electric," "Common Area Gas", etc., depending on the service(s) provided.

9.2 You must have all utility services transferred to Your name immediately upon signing this Lease, except for those utilities which are submetered or billed pursuant to an allocation method by Landlord. You must pay all utility bills promptly and by any applicable due date. You must provide to Landlord proof of transferring utility services into Your name prior to move-in. If You fail to transfer utility service into Your name prior to taking possession of the Apartment or otherwise fail to ensure that the utility services remain in Your name during this Lease term, such failure(s) will be a material breach and You will be in default under this Lease. In the event that the utilities are not in Your name at move-in or at any time during Your possession of the Apartment, Landlord may charge You and You agree to pay as liquidated damages, due to the uncertainty and difficulty of ascertaining Landlord's damages, an administrative fee in the amount of Fifty-Five dollars ($55.00) for every month during which, at any time, one or more utilities are not in Your name plus the actual or estimated cost of utility services billed to Landlord. The fee and such costs are due as additional rent. Upon move-out, but not before, You shall transfer, or cooperate in the transfer of, all utility service back into Landlord's name. You hereby agree that Landlord will not reimburse You for any costs related to utilities left in Your name after You move out.

9.2.1 Water and sewer service will be billed to Landlord by the service provider and we will allocate those bills to you based on submetering of Your water consumption. You acknowledge that submeters can and do malfunction and at times Landlord may estimate Your usage and allocate water to You based on this estimation. You agree that this allocation method is fair and reasonable. Landlord will provide additional information regarding the calculation of your water and sewer bill upon request. You shall receive bills for such allocated water/sewer services at least once per month, and payments by You shall be considered past due if not paid before the fifth (5th) day of the month and shall incur a late fee of Twenty-Five Dollars ($25.00).

9.3 You must not allow Your utilities to be disconnected, terminated or interrupted for any reason, including for a failure to pay Your bills. Breach of this provision shall constitute a material default by You under this Lease.

9.4 If Landlord incurs any utility charges or late fees associated with Your utility bills or use, such charges or fees will be due from You to Landlord as additional rent.

9.5 Landlord may modify the method by which utilities are furnished to the Apartment or billed to You during the term of this Lease and any extension or renewal thereof or hold over period, including, but not limited to, direct metering or use of a ratio utility billing system, energy allocation equipment, and submetering equipment. In the event Landlord chooses to so modify any utility service to the Apartment or billing methods, Landlord shall give You not less than thirty-five (35) days' prior written notice of such modification.

9.6 You agree and consent that Landlord has the right to designate who Your utility providers will be.

9.7 Landlord is not liable for any interruption, outage, or fluctuation of any utility provided to You by others even if Landlord has designated who the provider of that utility would be. You release Landlord from any liability for such interruption, outage or fluctuation.

9.8 You will notify Landlord immediately of any known or suspected leak of water from any pipe in the Apartment or any continually running or otherwise malfunctioning fixture in the Apartment. You will at all times be responsible for Your entire water bill, including any and all increases, even if unexpected, in Your water bill that may result from a leak or abnormally running fixture, even if, and after, such leak or running is reported to Landlord.

9.9 In keeping with Landlord's commitment to sustainable operations and climate-friendly practices, we strive to lower the impact of Property operations

by, among other things, actively monitoring utility usage. To assist in this effort, You agree that, not less than annually, Landlord may obtain from your utility provider(s) information regarding Your resource consumption, including, but not limited to, service dates, base rate and non-base rate adjustments, taxes on services, total amounts invoiced and amounts paid by You. Utility providers include but are not limited to providers of water, wastewater/sewer, trash service, electricity, natural gas, steam and any other fuel and utility. Landlord will use or share Your information with third parties only on an aggregated basis for purposes of tracking, analyzing and reporting resource consumption and efficiency at the Property. You consent to such use and hereby authorize Your utility provider(s) to release such information and data to Landlord.

10. RISK OF LOSS:

10.1 Landlord does not carry any personal property insurance on Your personal possessions or property. You may obtain insurance protecting the personal possessions or property owned by You Your Occupants. You agree to look only to Your insurance for any loss or damage to Your personal possessions or property.

10.2 Landlord does not carry any liability insurance for Your actions that may cause harm to You or other persons or loss or damage to real or personal property owned by Landlord or other persons. You (or each of You if there is more than one Resident) agree to maintain insurance, in an amount of not less than one hundred thousand dollars ($100,000), protecting against liability of You, Your Occupants, Your guests, and invitees for claims involving harm, including bodily injury, to other persons or loss or damage to real or personal property owned by Landlord or other persons, arising out of the negligence or other acts of You, Your Occupants, Your guests, and invitees.

10.3 The insurance required under this section shall (i) be maintained by You for Your benefit as well as for the benefit of Landlord; (ii) be from a carrier with an AM Best rating of A-VIII or better, licensed to do business in the state of Florida; and (iii) provide notice to Landlord within thirty (30) days of any cancellation or non-renewal. Your liability policy must not have any exclusions for property damage resulting from Fire, Smoke, Explosion or Water Damage.

10.4 Your right to possession of the Apartment is contingent upon You first obtaining and maintaining the insurance provided for in this section, and providing Landlord with evidence of required insurance. If this Lease is a renewal lease, You must provide evidence of insurance for the new lease term. Your obligation to obtain such insurance and Your liability under this Lease or otherwise is not waived even if You do not provide such evidence of insurance.

10.5 Landlord shall not be liable for damage, theft, vandalism, breakage of glass, or other loss of any kind to Your personal property or the personal property of Your Occupants, guests, or invitees, except where such damage is due to Landlord's gross negligence or intentional misconduct by Landlord.

10.6 It is understood and agreed that Landlord shall not be responsible for or liable to You or to those claiming by, through, or under You for any loss or damage to either person or property that may be occasioned by or through the acts or omissions of persons occupying adjacent, connecting or adjoining apartments, or by or through the acts or omissions of third parties, including independent contractors retained by Landlord.

10.7 You hereby consent that, in the event that You or Your Occupants, guests, or invitees cause harm, loss, or damage, by act or omission, to the property or person of another resident, occupant, guest, or invitee, Landlord has the right to share Your name, Your contact information, and information concerning Your insurance with any such injured person or his/her insurer.

10.8 Your renters insurance policy declarations page must list "Mid-America Apartments, L.P. – MAA Parkside, P.O. Box 115009, Carrollton, TX 75011-5009" as interested party or certificate holder. Upon written notice to You, Landlord may, in its sole discretion, require additional or substitute interested parties or certificate holders or require You to change the address for any such parties. Your failure to provide evidence to Us of Your maintenance of the required minimum level of insurance coverage is a breach of this Lease and, due to the uncertainty and difficulty of ascertaining Landlord's damages, You will incur a fee of Forty Dollars ($40.00) per month as liquidated damages for any month in which We do not have proof of the required insurance, in addition to any other remedies which We may have under this Lease.

11. ANIMALS:

11.1 No animals of any kind including, but not limited to, mammals, reptiles, birds, fish, rodents, amphibians, arachnids, or insects are permitted in the Apartment or on the Premises without Landlord's prior written consent. Disability assistance animals required as a reasonable accommodation pursuant to a disability-related need must also be disclosed to Landlord. You certify that You have no animals except as specifically referenced in this Lease. Landlord may request information in writing from a qualified professional verifying the need for an assistance animal. You will be in material breach of this Lease if You misrepresent the need for an assistance animal.

11.1.1 You affirmatively represent and warrant that as of the date of this Lease and throughout the term of the Lease each of the animals described below in Section 11.1.2 (if any): is suited for living in an apartment community; does not pose a danger or threat of any kind to any person or property; has not displayed vicious, aggressive or dangerous behavior; and has never before injured You or any other person or animal or caused any damage to Your or another person's property. You affirmatively represent and warrant that You have never had a claim or lawsuit filed against You or anyone else for an injury or damage caused by or related to Your ownership or possession of the animal. You understand and agree that Our approval of the animal to live in the Apartment is expressly conditioned upon truthful disclosures and representations above, that nothing occurs during the term of the Lease that would make the disclosures or representations inaccurate or untrue and that We would not have approved the animal had You disclosed that it was dangerous, unsuited for apartment living, or had previously injured someone or damaged property. If there is no Section 11.1.2 below, You affirmatively represent and warrant that as of the date of this Lease Landlord has not given written consent for any animals to live in the Apartment.

11.1.2 DESCRIPTION OF ANIMAL(S). You may keep only the animal(s) described below. You may not substitute any other animal(s).

Pet One				
Type	Breed	Weight	Color	Age
Dog	Collie	35.00	Black white	5

11.2 Any animal, including the animal of a guest, that visits the Apartment for any part of one (1) day shall be considered Your animal. Without prior written permission from Landlord and the payment of the then required Non-refundable Pet Fee or Refundable Pet Deposit, as applicable, the presence of that animal on the Premises shall constitute a material breach of this Lease. If You fail to remove an unauthorized animal within twenty four (24) hours after Our request, You shall be in default of this Lease. A disability assistance animal is subject to the same rules in Section 11.3 as other animals except to the extent You request and receive an accommodation for relief from such rules.

11.3 You are fully responsible for Your animal's actions at all times while the animal is on the Premises and You agree to abide by these rules:

11.3.1 You must keep Your animal on a leash when You are outside the Apartment and control and prevent the animal from engaging in behaviors or creating excessive noise, e.g. barking, jumping, running, which disrupts or interferes with another resident's quiet enjoyment of the Premises or disrupts Landlord from carrying out its day-to-day business at the Premises, regardless of whether the animal is inside or outside the Apartment.

11.3.2 Inside, the animal may urinate and defecate only in a litter box with a kitty litter-type mix. You must prevent Your animal from urinating or defecating on the floors, walls, doors, or fixtures of the Apartment and keep the premises in clean, hygienic condition. In no event is an animal permitted to urinate or defecate on a patio or balcony.

11.3.3 Outside, the animal may urinate or defecate only in natural, wooded areas or other area specifically designated by Landlord for that purpose. You must properly dispose of any animal excrement from the Apartment or Premises.

11.3.4 You may not tie the animals to any fixed object outside the Apartment.

11.3.5 You must not let an animal into the management/leasing office, clubhouse/community room, laundry room, fitness or spa space, swimming pool, tennis courts, and any recreational area or amenity on the Premises. The foregoing notwithstanding, disability assistance animals may go anywhere on the Premises that is not prohibited by law (e.g., into the swimming pool).

11.3.6 You must only feed Your animal inside the Apartment.

11.3.7 Your animal must wear a collar with an identification tag showing Your name, phone number, and address.

11.3.8 You may only have and keep a pet or animal that is considered a common domesticated household animal that is suitable for living in an apartment community. Common domesticated animals are domestic dogs, cats, fish, and birds.

11.3.9 You may have no more than (a) a total of two (2) dogs, cats, or birds and/or (b) fish contained in one twenty (20) gallon or less fish tank. For example, You may have two dogs or one dog and one cat but may not have two dogs and one bird.

11.3.10 Wild, exotic, poisonous, endangered, or prohibited species of animals are not allowed.

11.3.11 You may not have or keep any animal which the ownership or possession of is illegal under any applicable federal, state, or local law.

11.3.12 Your animal may not be left for extended periods of time without proper feeding, care, and supervision.

11.3.13 You must keep Your animal secured when You are not in Your Apartment and shall not leave Your animal unattended on Your patio or balcony in case Our personnel must enter Your Apartment as permitted by the terms of Your Lease.

11.3.14 You must obey all applicable state and local laws for owning and controlling Your animal or pet.

11.3.15 You must promptly notify us if the animal injures a person or animal, causes property damage, or if the animal behaves in a manner that exhibits a direct threat to others, whether or not such injury, damage, or behavior occurs on Our property.

11.4 If You or Your Occupant, guest or invitee violates any rule or provisions of this Section 11 or if the representations in Section 11.1.1 cease to be completely true, accurate and correct (in each case based upon Our judgment) and We give You written notice, You must remove the animal immediately and permanently from the Premises. We also have all other rights and remedies set forth in the Lease, including damages, eviction, and attorney's fees.

11.5 In some circumstances, We may allow animal control or local humane society to enter the Apartment and remove the animal in accordance with applicable law if, in Our sole judgment, You have: abandoned the animal; left the animal in the Apartment for an extended period of time without food or water; or failed to care for a sick animal.

11.6 You will be solely liable for the entire amount of all damages to the Apartment or Premises caused by the animal. You agree that any Non-refundable Pet Fee or Refundable Pet Deposit does not limit Your liability for property damages, cleaning, deodorizing, defleaing, replacements, or personal injuries caused by the animal.

11.7 You will indemnify us and any Landlord Parties and hold us and any Landlord Parties harmless from and defend us against all costs of litigation, attorney's fees, damages, or injuries in any claims, lawsuits, and judgments against us which were caused in whole or in part, directly or indirectly, by Your animal or by Your negligence or intentional acts as relates to Your ownership or possession of the animal.

12. PACKAGE RELEASE:

Landlord is not required to accept packages for You. It is within Landlord's sole discretion whether to accept packages for You. By signing this Lease, You authorize Landlord, in its sole discretion, to accept on Your behalf any packages which are delivered by mail, or otherwise addressed to You. You understand that Landlord may not accept any package: (1) shipped COD or having postage due; (2) weighing over forty (40) pounds; (3) larger than three (3) feet wide or two (2) feet tall; or (4) that is perishable, other than non-food flowers or plants. If Landlord does accept a package for You, You agree that Landlord will have no responsibility to provide a signature to the carrier, examine the condition, determine the contents, inform You that a package has been delivered, or take any precautions in the handling and storage of the package. Packages not claimed within a reasonable time as determined by Landlord may be (but are not required to be) returned to the delivery agent. Landlord may not accept packages on Your behalf if the

accumulation of packages has an unfavorable impact on the office work area. If Landlord, in its sole discretion, accepts packages, it does so solely as a favor to You, without consideration, and, You release Landlord from any claim You might otherwise have for loss or damage suffered as a result of Landlord's accepting, refusing to accept, holding, storing, handling or disposing of any such package, even if such loss or damage is due to the negligence or other act of omission of Landlord. Additionally, You agree to indemnify Landlord for any such claims made by a third party. You, and not Landlord, absolutely assume all risks of damage, theft, destruction, or loss for any reason of any package received or held by Landlord. The term "package" includes, but is not limited to, any parcels, goods, or other items of value. You agree that Landlord may curtail or eliminate such service in its sole discretion, and You will not be relieved from the terms of this Lease or entitled to any reduction in rent if such service is curtailed or eliminated.

13. RIGHT OF ACCESS:

13.1 You agree and consent that Landlord shall have a right of access to the Apartment and any Included Rentable Space(s) for inspection and maintenance without notice during reasonable hours. In case of emergency, Landlord may enter at any time to protect life and prevent damage to the Apartment, Premises, or personal property of Landlord or others. You consent to Landlord entering the Apartment, after knocking, for purposes of delivering notices.

13.2 You authorize Landlord to show the Apartment and any Included Rentable Space(s) to prospective renters at any time after You have given notice of termination.

13.3 In the event of a power outage that lasts more than eight (8) hours, Landlord has the right, but not an obligation, to dispose of the contents of Your refrigerator. You shall not have a right of recovery against Landlord for interruption of power that results in disposal, loss, or spoilage of refrigerated food.

14. USE:

14.1 The Apartment shall be used by You for residential purposes only and shall be occupied only by the person(s) named in this Lease as a Resident or Occupant. An "Occupant" is defined as any person listed in this Lease as an Occupant. A "guest" is defined as any person who enters the Apartment, or upon the Premises, by Your expressed or implied invitation or by an Occupant's expressed or implied invitation and includes social guests. Only the Residents and Occupants named in this Lease may continuously occupy the Apartment. Persons who are not a Resident or Occupant named in this Lease who visit the Apartment must be accompanied by You, will be considered guests or "invitees" and are not permitted to continuously occupy the Apartment. Guests may not occupy the Apartment in excess of fourteen (14) days, or portion thereof, during any twelve (12) month period.

14.2 You, an Occupant, or any guest or invitee shall not engage in any disorderly, loud, dangerous, violent or threatening behavior or in any manner so as to interfere with another resident's quiet enjoyment of his, her, or their apartment(s) or with the operation or management of the Premises.

14.2.1 You, an Occupant, or any guest or invitee shall not engage in criminal conduct in violation of any federal, state or local laws, regardless of whether or where arrest or conviction occurs, including but not limited to, while on the Premises or in the Apartment. You, an Occupant, or any guest or invitee shall not possess, display or discharge a weapon in violation of applicable law.

14.2.2 You must notify us within 5 calendar days if You, an Occupant, or any guest or invitee of either is convicted of a crime that involves a controlled substance, violence to person(s), or destruction of property. You must also notify us within 5 calendar days if You, an Occupant, or any guest or invitee of either registers as a sex offender.

14.3 You, an Occupant, or any guest or invitee shall not distribute petitions, flyers, or solicitation notices to other residents in any manner other than through lawful use of the U.S. mail.

14.4 You, an Occupant, or any guest or invitee shall not commit business libel or slander or make untruthful, unfair, or misleading statements to others about Landlord or its employees.

14.5 You, an Occupant, or any guest or invitee shall not commit waste to the Apartment or Premises and shall not commit any act or fail to take any action that would endanger the life, health, safety, welfare, or property of any person in the Apartment or Premises.

14.6 You agree that no "garage sales" shall be permitted in or around the Premises, parking areas or common areas and nothing shall be sold out of or around the Premises, parking areas or common areas without express written permission by Landlord.

14.7 Any violation of this Section 14 by You, an Occupant, or any guest or invitee is a material breach of this Lease and grounds for termination of this Lease or right of occupancy by Landlord demanding possession or filing a dispossessory action or an eviction.

14.8 In the event that Your tenancy at the Property is terminated or You are evicted, You shall not return to any portion of the Premises for any reason, including at the invitation of another resident or occupant. This provision shall survive the expiration or earlier termination of this Lease.

14.9 You, any Occupant, guest or invitee shall not invite or allow individuals who have been evicted from, or had their tenancies or right of access terminated at, the Property to return as Your guest.

14.10 Any Resident or Occupant who is under court order prohibiting entry to the Apartment or Premises is no longer entitled to occupancy, keys, or other access devices while the order is in effect.

14.11 You agree that any recreation, service, and amenities areas, if they are available at the Premises, are merely ancillary to this Lease and may be used by You only with the permission of Landlord. You also agree that Landlord may curtail or eliminate such services or facilities in its sole discretion, and You will not be relieved from the terms of this Lease or entitled to any reduction in rent if such services or facilities are curtailed or eliminated.

14.12 Any violation by You, an Occupant, a guest or invitee of the Rules and Regulations which are now in effect or which may hereinafter be enacted will be considered a violation of this Lease by You.

14.13 The Rules and Regulations are part of this Lease and enforceable as terms and conditions of this Lease.

14.14 Landlord may exclude any person that Landlord determines, in its sole discretion, to be violating the law, violating the Lease, violating the Rules and Regulations, or disturbing any other residents, visitors, or Our representatives. Landlord may exclude any person who refuses to properly identify himself or herself or identify which Resident or Occupant gave permission for him/her to be on the Premises.

14.15 You may have a home office in order to operate a business in the Apartment, if You comply with the following conditions: (1) Your home business must comply with all applicable laws; (2) You cannot employ anyone at the Apartment besides You or anyone named as an Occupant on this Lease; (3) You do not require receipt or delivery of merchandise, goods, or equipment other than by parcel or letter carrier mail service; (4) You must not be a nuisance; (5) You must not display stock in trade in the Apartment or on the Premises; (6) Your home business must not require any special permit or license; (7) You must not cause additional vehicles of suppliers, vendors, delivery services, customers or clients to park in the Premises; (8) Your customers and/or clients of the home business may not come to the Apartment or on the Premises to receive goods or services; and (9) You may not display signage relating to or identifying the home business. Landlord will not sign or otherwise agree to any business license or similar application. A home business permitted by this Lease includes, by way of example and not by limitation, an internet-based company, legal service provider, or a consulting service provider, to the extent they are also permitted by applicable law and conform to each of the requirements listed herein. A business not permitted by this Lease includes, by way of example and not by limitation, massage therapy, retail sales or a home child care service.

15. DEFAULT BY YOU:

15.1 If You fail to pay any rent or other charges as and when due hereunder, or if any facts or representations contained in Your or any Occupant's rental application (Residential Lease Application) or any request for an assistance animal are untrue or misleading, You shall be in default. To the extent permitted by law, You agree that such notice period shall be twenty-four (24) hours unless Landlord, in its sole discretion, chooses a longer period. To the extent permitted by law, You expressly waive notice of default and an opportunity to cure.

15.2 You shall surrender possession of the Apartment and any Storage Unit, Parking, or Garage area to Landlord upon the effective date of such termination, unless modified by Addendum, and You shall be liable to Landlord for, and shall indemnify Landlord against, all rent loss and other expenses (for re-letting, cleaning or otherwise making the Apartment suitable for re-letting) suffered or incurred by Landlord as a result of Your default and the termination of the Lease.

15.3 Landlord's application of Your Security Deposits (if any) shall not relieve You of liability for any other rent, Additional Sums, charges, damages or other costs or obligations until the term of this Lease expires, or the Apartment is re-rented, whichever comes first. Accepting money does not waive Landlord's rights to damages, past or future rent or other sums, or, unless expressly provided for in the Florida Residential Landlord and Tenant Act, to continue with the eviction proceedings. Exercising one remedy will not constitute an election or waiver of other remedies.

15.4 Once You have vacated the Apartment, You will be sent a statement of deposit that may indicate a balance due to Landlord. Any such balance outstanding thirty (30) days after mailing of the statement shall bear interest at the rate of sixteen percent (16%) per annum or, if such rate is usurious, the highest non-usurious interest rate permitted by applicable law. Interest on the debt evidenced by this Lease shall not exceed the maximum amount of non-usurious interest that may be contracted for, taken, reserved, charged, or received under law and any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. You understand that Landlord's or its debt collectors' right to collect on any debt owed by You hereunder includes, and You expressly consent to receive, communications sent to You via email, pre-recorded/artificial voice messages, telephone call on a recorded line, and text message (including automated texts and telephone calls sent or made using an automatic telephone dialing system) from Landlord and debt collection agents at the email or telephone number (whether wireless or landline) that You have provided to Landlord or at any number forwarded or transferred from that number regarding information relating to Your financial obligations, including, but not limited to, payment reminders, delinquent notifications, instructions and links to billing information.

15.5 Notwithstanding the filing of a dispossessory proceeding or an eviction and the issuance and execution of a writ of possession or similar court order on account of any default by You, You shall remain liable to Landlord for all rent and other charges accrued through the date on which possession is obtained by Landlord, unless modified by Addendum, and shall continue to be liable for any rent accruing thereafter until the earlier of (a) the expiration of the term of this Lease or (b) the date the Apartment is re-rented and the new tenant commences paying rent.

16. REPAIRS:

16.1 You accept the Apartment and any Garage, Parking, or Storage Unit in "AS IS" condition as suited for the use intended. You understand and agree that the Apartment equipment and fixtures will be under the control of You, and agree to keep the Apartment and any Garage, Parking, or Storage Unit, together with the fixtures and equipment therein, in a clean, sightly and sanitary condition. You agree to provide notice to Landlord of the existence of any water intrusion, mold, damage, or imminently dangerous, hazardous, unsanitary, or unhealthy condition in the Apartment or on the Premises immediately upon discovery of such condition by You.

16.2 Landlord will make necessary repairs to the Apartment and any Garage, Parking, or Storage Unit with reasonable promptness after receipt of notice from You. Any delay by Landlord in making necessary repairs shall not be deemed unreasonable if the delay is due to circumstances falling outside of Landlord's control, including the availability of necessary parts, personnel, or contractors, or the effects of adverse weather. If You feel Landlord has failed to make repairs with reasonable promptness, Landlord shall be deemed to have no knowledge of such failure until Landlord receives written notice from You detailing the failure.

16.3 If any damage, beyond normal wear and tear, is caused by You or Your Occupants, guests or invitees, You agree to pay Landlord the cost of repair as additional rent with the next rent payment or, if this Lease has been terminated, immediately upon presentation of such costs to You.

16.4 You may not remodel or structurally change the Apartment and any Garage, Parking, or Storage Unit, nor remove any fixture or equipment therefrom.

16.5 You may not custom paint any or part of the Apartment and any Garage, Parking, or Storage Unit unless You provide to Landlord advance written notice of the name and brand of paint color and obtain Landlord's written permission to proceed. You will be responsible for any cost associated with returning the Apartment and any Garage, Parking, or Storage Unit to the original color or other color of Landlord's choosing.

16.6 Insect or Bug Infestation

16.6.1 You agree that You have inspected the Apartment and that there are no insect or bug infestations currently in the Apartment and that You will immediately notify Landlord of any insect or bug infestation in the Apartment or affecting You or Your personal property, specifically including, but not limited to, "bed bugs" (including Cimex Lectularius and all other name variants).

16.6.2 You agree to reimburse any costs incurred by Landlord to treat the Apartment for bed bugs or any other pest, including any costs Landlord incurs associated with treating the Premises, neighboring apartments, or personal property arising out of pests which You introduced to the Apartment or for which You are otherwise responsible. All costs of extermination of bed bugs and other pests for which You are responsible shall be considered damages exceeding normal wear and tear and shall be due as additional rent. A determination of the cause or source of the infestation or presence may occur after treatment.

16.6.3 You agree to comply with any reasonable plan to treat, exterminate, or otherwise eradicate insects, bugs, pests, rodents, or other vermin from the Apartment or Premises. Such a plan may require: (a) treatment by You, with heat, cold, chemicals, or otherwise (as specified by Landlord), of some or all of Your personal property; (b) immediate temporary or permanent removal by You of some or all personal property from the Apartment or Premises; or (c) treatment of personal property which is allowed to remain in the Apartment or Premises. Your failure to comply with any such plan shall constitute a material breach of this Lease.

16.6.4 Although You may be required to treat some or all of Your personal property, You agree that You will not try to treat the Apartment or Premises for any infestation on Your own and that Landlord has the full right to select a qualified exterminator.

16.6.5 You agree not to bring any personal property into the Apartment that You know or reasonably should know or suspect contains bed bugs.

16.7 You are hereby notified and understand that, during the term of this Lease, including any extension or renewal hereof, rehabilitation, repair, and maintenance projects may be conducted on the Premises, including in the Apartment, common areas, amenities, parking areas, and on the exterior and interior of buildings. Landlord is not obligated to undertake or continue any particular project. The possibility of any project has not impacted Your decision to enter into this Lease. If a project occurs, such project will continue for as long as necessary until terminated or completed in Landlord's sole discretion. Such projects may, at times, create unfavorable conditions, including but not limited to: obstruction of common hallways and breezeways; obstruction of parking areas; obstruction of balconies, decks, and windows; temporary or permanent closing or changes to amenity areas; limited use of elevators; and dust, debris, odors, and noise. You acknowledge that You may experience unfavorable conditions related to such projects and You agree that such conditions, individually or collectively, will in no way constitute a breach of this Lease, including the covenant of quiet enjoyment, or serve as a basis for any claim by You against Landlord for constructive eviction or a reduction in rent, except to the extent the Apartment is rendered untenantable due to Landlord's alterations. You further acknowledge that, even in the absence of construction, there is still the potential for dust, noise, odor, and other unfavorable conditions and that these circumstances will in no way constitute a breach of this Lease, including the covenant of quiet enjoyment, or serve as basis for any claim by You against Landlord for constructive eviction or a reduction in rent. You further agree, that in any of the instances described in this Section 16.7, Landlord reserves the right to terminate Your Lease and/or relocate you to another Apartment.

17. SECURITY ACKNOWLEDGMENT AND SMART HOME TECHNOLOGY:

17.1 You have responsibility for Your safety and security. Landlord does not market, represent, or guarantee that the Apartment or the Premises are safe from crime or that Landlord provides security services and devices that ensure the safety of You, Your Occupants, guests, or invitees or for Your or their property. You agree that Landlord is not responsible for the crimes of others, the actions of third parties, or any damages or injuries caused by other residents, guests, intruders, or trespassers. You are aware of the risk of crime against You and, to the greatest extent allowed by law, choose to assume all such risk.

17.2 While Landlord may choose to provide notices of crimes or offenses believed to have been committed on or near the Premises, Landlord is not obligated by any specific provision of law to warn You of crime, to provide specific kinds of security, or to take specific steps to reduce the risk of crime on the Premises. Landlord is not required to research and notify You of what crimes may have occurred at the Premises and will not necessarily have actual knowledge of every crime committed or reported to law enforcement agencies.

17.3 You agree that Landlord may send You notices of crimes or other incidents believed to have occurred on or near the Premises via email or electronic communication, despite any election that You may have made, or may in the future make, to opt out of other email or electronic communication from Landlord. In the alternative or in addition to email, You agree that Landlord, in its sole discretion, may provide notices of crimes (as an alternative or in addition to email notices) by posting such notice in certain common areas of the Premises, on Your door, and/or on the Resident Portal.

17.4 Landlord has no obligation to obtain criminal background checks on any person living, working, or visiting on the Premises. If Landlord obtains a criminal background check on a person on the Premises, it does not imply that Landlord will obtain any other background check on any other people on the Premises and does not obligate Landlord to notify You that Landlord obtained a criminal background check or to notify You of the contents or information contained in any such report. Landlord makes no representation or warranty, and cannot make any representation or warranty, that any resident, occupant, worker, guest, or invitee on the Premises does not have a criminal background.

17.5 You agree that You will inspect the Apartment continuously after occupancy to make sure that any Landlord-provided smoke detector(s), fire extinguisher, and door and window locks are adequate and in good working order. You specifically agree to test all smoke detector(s) in the Apartment no less frequently than monthly. You promise to give immediate written notice to Landlord if You determine that any of these items, or any other item affecting safety or security of the Apartment or Premises, need repair or replacement. Provision of any items or services that could relate to community safety does not in any way obligate Landlord to provide for the safety or security of You, Your Occupants, Your guests, Your invitees, or Your personal property.

17.6 While courtesy officers may reside within the Premises or temporary guard patrols may take place, these individuals, while acting in that capacity, do not have any law enforcement powers or direct responsibility to provide for Your personal safety or security. Landlord has the right at any time to modify, reduce, or cease the use of courtesy officers and other security measures without notice to You. You agree to look solely to public police authorities for security and protection. You agree to take reasonable steps to protect Your own safety and property from damage or injury. In the event of loss or injury due to criminal activity in the Apartment or on the Premises, You agree to look solely to Your insurance against such losses and agree to

hold Landlord harmless from any claims for damage due to criminal acts.

17.7 You acknowledge that an individual security system may be installed in Your Apartment and, further, that Landlord did not necessarily install, design, or manufacture the security system, and Landlord does not activate, operate, maintain, or monitor the security system. You agree that Landlord shall have no liability whatsoever with respect to the installation, design, manufacture, use, operation, maintenance, monitoring, effectiveness, or functionality of the security system. It is Your decision whether to activate the system, and any such activation must be arranged through an independent security company under an agreement with it. In the event You activate an individual security system, You shall without delay provide Landlord with the name of the security company that has installed, will install, or monitors the system, any codes or passwords, as well as any other information that Landlord may request regarding the system, its operation, or maintenance. You agree that it is Your responsibility to learn from the security company how to properly operate the security system, and You understand that the security company is solely responsible for all aspects of the security system. Whatever amounts the security company charges You for the use of the security system are payable directly to that company and You, not Landlord, are responsible for the payment of such charges. Landlord is not responsible for the acts or omissions of the security company and does not guarantee or warrant the services of the security company in any respect. You agree to hold Landlord harmless from any and all claims for losses of any type arising from any aspect of the security system, and You agree to look to Your own insurance for any loss due to personal injury, death, or property damage.

17.8 You acknowledge that certain so-called "smart appliances" (i.e., appliances that may communicate, transmit or be remotely controlled or monitored through the Internet, or that may collect or store data) may be installed in the Apartment as of the Lease Start Date, or at any subsequent time during the term of this Lease. Without limitation, examples of such "smart appliances" may include some or all of the following: door sensor, window sensor, motion sensor, z-wave thermostat, z-wave door lock, z-wave light switch and security cameras. If any such smart appliances are installed in the Apartment, You agree that Landlord is not responsible for enabling, activating, controlling, monitoring or otherwise providing or utilizing any "smart" functionality with respect to any such smart appliance. One or more third party vendors or providers (each, a "Smart Service Provider") may provide services that would allow You to enable, activate, control, monitor or otherwise utilize the "smart" functionality of one or more such smart appliances through the Internet, potentially through a mobile web application. For example, a third party may offer a mobile web application through which You could remotely lock a door in the Apartment, change the temperature setting on a thermostat in the Apartment, turn on or off a light switch in the Apartment, or receive notification of motion within the Apartment. If You elect to purchase, subscribe to, or otherwise utilize any service of such a Smart Service Provider, You agree that Landlord shall have no liability whatsoever with respect to such service, and You are responsible for payment of any and all fees and other amounts charged by a Smart Service Provider for any such service. Specifically, You now waive, and release Landlord from, and agree to hold Landlord harmless from, any and all claims or disputes related to any and all of the following: the failure of any such service to properly or satisfactorily enable, activate, control, monitor or otherwise utilize any functionality of any one or more of such smart appliances; any dispute between You and any such Smart Service Provider (including any dispute related to the payment, collection or refund of any fees charged by the Smart Service Provider); the enforcement or performance of any agreement, policy or terms of use by or between You and any Smart Service Provider; the inadequacy or inaccuracy of any advice, help or other customer service provided by any Smart Service Provider; the failure of any such Smart Service Provider to safeguard or hold in confidence any data collected by it through any smart appliance; and any sale, transfer or unauthorized release by such Smart Service Provider of any data collected by it through any smart appliance. You agree that Landlord is not responsible for the acts or omissions of any Smart Service Provider, and does not guarantee or warrant any service of any Smart Service Provider in any respect.

18. SURRENDER; ABANDONMENT:

18.1 You will have surrendered the Apartment if: (1) all keys to the Apartment have been delivered to Landlord or Landlord, exercising its reasonable judgment in accordance with applicable law, determines that the Apartment is not being occupied; and (2) the Lease End Date has passed or the Lease has been terminated by You or by Landlord according to its terms.

18.2 You will have abandoned the Apartment if You have not paid Landlord all monies due and Landlord, exercising its reasonable judgment, determines: (1) the Apartment is not being occupied; and (2) You have no intention of returning.

18.3 You agree that, for purposes of both surrender and abandonment, Landlord may use any or all of the following indicia in determining whether the Apartment is not being occupied: removal of substantially all personal property from the Apartment; failure to pay rent or other charges; discontinuance of any utility service; failure to respond to any notices, phone calls, correspondence, or other communications from Landlord; or reduction or lack of use of controlled access devices associated with the Apartment or Premises. As to abandonment, in the absence of actual knowledge of abandonment, it shall be presumed that You have abandoned the dwelling unit if You are absent from the Apartment for a period of time equal to one-half the time for periodic rental payments. However, this presumption does not apply if the rent is current or You have notified Landlord, in writing, of an intended absence.

18.4 Surrender or abandonment of the Apartment without properly ending this Lease and without giving proper notices to end this Lease is a material breach and terminates Your right of possession to the Apartment, as well as Your right to use any Parking, Garage, or Storage Unit rented under this Lease. Following surrender or abandonment, Landlord may exercise any and all legal rights and remedies without limiting any other rights or remedies and You shall remain liable for all Lease obligations through the expiration of the Lease term or the Lease End Date, whichever is later. Any damages caused by surrender or abandonment of the Apartment will be due as additional rent under this Lease.

18.5 Following surrender or abandonment, Landlord shall have the right, without notice, to: (1) to secure the Apartment, Garage, or Storage Unit with new locks; (2) store or dispose of any personal property or possessions left on the Premises by You or Your Occupants, guests or invitees; or (3) re-rent the Apartment, Parking, Garage, or Storage Unit for new residency. Landlord may perform any of these options without filing a court action seeking a dispossessory warrant, writ of possession, or similar court order.

18.6 You agree that Landlord shall have no liability for any actions taken to secure the Apartment, Garage, or Storage Unit; obtain possession of the Apartment, Garage, or Storage Unit; or store or dispose of any personal property or possessions found in the Apartment, Parking, Garage, or Storage Unit after Landlord deems the Apartment, Parking, Garage, or Storage Unit to have been surrendered or abandoned. or after an eviction. THE LANDLORD IS NOT REQUIRED TO COMPLY WITH s. 715.104. BY SIGNING THIS LEASE AGREEMENT, YOU AGREE THAT UPON SURRENDER, ABANDONMENT, OR RECOVERY OF POSSESSION OF THE DWELLING UNIT DUE TO THE DEATH OF THE LAST REMAINING RESIDENT, AS PROVIDED BY CHAPTER 83, FLORIDA STATUTES, THE LANDLORD SHALL NOT BE LIABLE OR RESPONSIBLE FOR STORAGE OR DISPOSITION OF YOUR PERSONAL PROPERTY.

18.7 You acknowledge and agree that Landlord's acts or failure to act with regard to securing the Apartment, Parking, Garage, or Storage Unit; obtaining possession of the Apartment, Parking, Garage, or Storage Unit; or storing or disposing of any personal property or possessions found in the Apartment, Parking, Garage, or Storage Unit under circumstances which are, or may indicate, surrender or abandonment, are a contractual matter to which You have given Your consent, and any alleged breach shall not give rise to a claim in tort nor to a claim for punitive damages.

18.8 Animals removed after surrender, abandonment, or eviction may be kenneled at Your expense or turned over to local authorities or humane societies

19. LANDLORD'S PERMISSION OR CONSENT:

If any provision of this Lease requires the permission or consent of Landlord as a condition to any act by You, such permission or consent must be in writing and may be granted or withheld in the sole discretion of Landlord; may contain such conditions as Landlord deems appropriate, shall be effective only so long as You comply with such conditions; and may be modified, revoked, or withdrawn by Landlord at any time at Landlord's sole discretion, upon written notice to You.

20. DISCLOSURE:

20.1 Mid-America Apartments, L.P., whose address is 6815 Poplar Ave., Suite 500, Germantown, TN 38138, is either the Premises owner or is authorized to act on behalf of the Premises owner with respect to this Lease, to manage the Apartment and the Premises, and is the Premises owner's duly designated agent for service of process with respect to any matter arising under this Lease.

20.2 You agree that Landlord (periodically, at any time, and from time to time during the term of this Lease or any extension or renewal hereof) may obtain a background report on You, an Occupant, or any guest or invitee, including but not limited to, information as to Your credit and criminal history, in connection with this Lease and that the Lease may be non-renewed based on information contained in the reports. During and after the term of this Lease, You consent to Landlord furnishing data about You and Your relationship with Landlord to one or more credit reporting agencies.

20.2.1 Landlord may provide to any third party Your contact information, including, without limitation, Your name, email address, phone number and Apartment address, as well as any additional information regarding the Apartment or Your use of the Apartment, including, without limitation, the apartment community at which the Apartment is located, the number of bedrooms in the Apartment, the size or measured area of the Apartment, whether You keep an animal in the Apartment, the date Your Lease or the term of Your Lease or Your occupancy of the Apartment commences or expires, the date you surrender possession of the Apartment, whether You or Landlord have notified the other of an election not to renew the term of this Lease, and whether You become a former resident of the Apartment. By signing this lease, to the fullest extent permitted by applicable law, You knowingly and voluntarily waive and release any and all claims that You may now or hereafter have against Landlord with regard to any such disclosure of any such information. Further, If You elect to engage with any such third party, including without limitation, participation with any vendor or service provider who offers or advertises goods or services through such third party, such engagement is solely between You and the applicable third-party, vendor and/or service provider. Landlord shall have no liability, obligation or responsibility for any such interaction or transaction between You and any such third-party, vendor and/or service provider. You should make whatever investigation You feel is necessary or appropriate before proceeding with any online or offline transaction with any third party, vendor and/or service provider. You are solely responsible for Your dealings with any third party, vendor and/or service provider, including, without limitation, the delivery of and payment for goods and services.

20.3 RADON GAS NOTIFICATION: In accordance with the requirements of Florida Statute §404.056(5), the following notice is hereby given: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from Your county health department.

20.4 Notice Regarding Proximity to Retail Establishments: You hereby acknowledge that the Premises is part of a mixed use development and is in close proximity to a number of retail establishments, including restaurants, bars, social or recreational facilities. While these retail establishments may enhance Your enjoyment in residing at the Premises, they also may regularly create unfavorable conditions, including but not limited to: additional pedestrian and vehicular traffic, noise beyond normal limits, limitations on normal entry and exit from the Premises, loud or sudden noises, music, voices, vibrations, smoke, noxious fumes, and food and other odors, and other special circumstances, including but not limited to construction or remodeling of commercial or retail establishments. You hereby acknowledge that You have been given the opportunity to investigate such issues. You further acknowledge that You may experience unfavorable conditions relating to the retail establishments during Your tenancy, and hereby agree that such conditions, individually or collectively, will in no way constitute a breach of this Lease, including the covenant of quiet enjoyment, or serve as a basis for any claim by You against Landlord for constructive eviction.

21. FIRE OR OTHER CASUALTY:

If the Apartment is made uninhabitable by fire or casualty not the fault or negligence of You, Your Occupants, guests, or invitees, this Lease may, at Our sole discretion, be terminated immediately, Your Security Deposits will be returned to You (less any amount of damage attributable to You, as described above), and no Early Termination Fee or Additional Termination Fee shall be due from You. If the Apartment or Premises are made uninhabitable by fire or casualty caused by You, Your Occupants, guests, or invitees, You must surrender possession of the Apartment, but You may still remain liable for damages and future rent under this Lease.

22. INDEMNIFICATION:

You release Landlord from liability for and agree to indemnify and hold harmless Landlord, any of its employees, managers, agents, officer, director, shareholders, property managers, owners and their respective successors and assigns (collectively "Landlord Parties") against all losses incurred by Landlord as a result of:

22.1 Failure by You, Your Occupants, guests or invitees to fulfill any condition of this Lease;

22.2 Any damage or injury, happening in or about the Apartment or Premises, to You, Your Occupants, guests, or invitees or such person's property unconnected with Landlord's or Landlord's parent, subsidiary, and affiliate companies' gross negligence, fault, or violation of any applicable laws;

22.3 Your failure to comply with any requirements imposed by any governmental authority; and/or

22.4 Any judgment, lien or other encumbrance filed against the Apartment or Premises as a result of Your actions.

22.5 Nothing herein or elsewhere in this Lease shall be deemed to exempt Landlord from liability or limit the liability of Landlord from damages to person or property caused by or resulting from the negligence of Landlord (or Landlord's agents, servants or employees) in the operation, care or maintenance of the Apartment or any facility upon or portion of the Premises of which the Apartment is a part.

23. FAILURE OF LANDLORD TO ACT:

Failure of Landlord to insist upon strict compliance with the terms of this Lease shall not constitute a waiver of any violation or default by You or limit Landlord's rights or remedies in any way.

24 ARBITRATION; CLASS ACTION WAIVER; WAIVER OF A JURY TRIAL; ATTORNEY FEES.

24.1 *Definitions*. For purposes of this Section 24, the following terms will have the meanings specified:

The term "***AAA***" means the American Arbitration Association.

The term "**Claim**" means and includes any claim, dispute, action, proceeding, cause of action or controversy of every kind and nature, whether arising in contract, tort (including, but not limited to, personal injury, death or damage to property) or otherwise (whether for damages or for injunctive or other legal, equitable or other relief, or whether arising under federal, state, local, common, statutory, regulatory, constitutional or other law) whether now existing or arising in the future between You and Landlord arising from or relating to Your Lease or any prior lease between the parties, the Apartment, the Property, use of Your Apartment and/or common areas, as well as the relationship resulting from this Lease, including the validity, enforceability, or scope of this Section 24, and also including Claims by or against any third party providing any product, service or benefit in connection with the Lease (including, but not limited to, debt collectors and all of their agents, employees, directors and representatives), but does not mean or include Excluded Claims (defined below). As used in this Section 24, "You" and "Landlord" also includes any parent, wholly or majority owned subsidiaries, affiliates, any licensees, predecessors, successors, assigns, and purchasers of any accounts, all agents, employees, directors, and representatives of any of the foregoing and any third party providing any apartment, product, service, or benefit in connection with this Lease.

The term "**Excluded Claims**" means any action, proceeding or cause of action by Landlord for Your eviction from the Apartment, to recover possession of the Apartment, or any action, proceeding or cause of action by You or Landlord, whether arising in contract, tort (including, but not limited to, personal injury, death or damage to property) or otherwise, in which the aggregate amount of damages, including exemplary damages, punitive damages, attorneys' fees and all other forms of monetary damages, sought does not exceed $10,000.00. **An action on an Excluded Claim shall be brought in a court of competent jurisdiction in the state and judicial district in which the Property is located.** You further agree that any Excluded Claims brought by you shall be on an individual basis and not on a class representative basis as more fully set forth in Section 24.3 (Class Action Waiver).

The term "***Rules***" means the Commercial Arbitration Rules of the American Arbitration Association.

The term "***FAA***" means the Federal Arbitration Act, Title 9 of the United States Code.

24.2 Agreement to Arbitrate Disputes. This Lease is made pursuant to a transaction involving interstate commerce. **ALL CLAIMS THAT ARISE BETWEEN YOU AND LANDLORD WILL BE RESOLVED THROUGH BINDING ARBITRATION IN ACCORDANCE WITH THE FAA AND THE RULES. YOU AND LANDLORD AGREE AND UNDERSTAND THAT WE MUTUALLY CHOOSE BINDING ARBITRATION INSTEAD OF LITIGATION TO RESOLVE ALL CLAIMS. THIS MEANS THAT UNLESS YOU OPT OUT OF THIS SECTION 24.2 (AGREEMENT TO ARBITRATE DISPUTES), NEITHER YOU NOR LANDLORD WILL HAVE THE RIGHT TO LITIGATE A CLAIM IN COURT EXCEPT TO THE EXTENT PROVIDED HEREIN WITH RESPECT TO EXCLUDED CLAIMS. OTHER RIGHTS THAT YOU WOULD HAVE IN COURT ALSO MAY NOT BE AVAILABLE OR MAY BE LIMITED IN ARBITRATION, INCLUDING YOUR RIGHT TO APPEAL AND YOUR ABILITY TO PARTICIPATE IN A CLASS ACTION. In the event that this Section 24.2 (Agreement to Arbitrate Disputes) is found to be invalid and/or unenforceable for any reason whatsoever, any and all Claims shall be brought in a court of competent jurisdiction in the state and judicial district in which the Property is located and shall be tried without a jury.**

24.2.1 *Initiation of Arbitration Proceeding/Selection of Arbitrator*. Any Claim will be resolved, upon the election by You or Landlord, by arbitration pursuant to this Section 24.2 and the Rules, except to the extent the Rules conflicts with this Lease, in which case, the provisions of this Lease shall control. For a copy of the Rules, to file a Claim or for other information about the AAA, You may contact AAA at 335 Madison Avenue, New York, NY 10017, www.adr.org. In addition to the AAA, Claims may be referred to any other arbitration organization that is mutually agreed upon in writing by You and Landlord, or to an arbitration organization or arbitrator(s) appointed pursuant to Section 5 of the FAA, provided that any such arbitration organization and arbitrator(s) will enforce the terms and restrictions set forth herein. If You and Landlord cannot agree on the selection of an arbitrator within fifteen (15) days after the request for arbitration, the AAA shall select an arbitrator. The determination of the arbitrator in such arbitration shall be final and binding and may be enforced in any court of competent jurisdiction.

24.2.2 *Arbitration Procedures*. The arbitrator will apply applicable substantive law consistent with the FAA and applicable statutes of limitations as modified by this Lease and will honor claims of privilege recognized by law. Federal or state rules of civil procedure or evidence will not apply. Written requests to expand the scope of discovery rest within the arbitrator's sole discretion and will be determined pursuant to the applicable Rules. The arbitrator will take reasonable steps to preserve the privacy of individual, and of business matters. Judgment upon the written arbitral award may be entered in any court having jurisdiction. Subject to the right of appeal under the FAA, the arbitrator's written decision will be final and binding unless You or we take an appeal from the award by making a dated, written request to the arbitration organization within thirty (30) days from the date of entry of the written arbitral award. A three-arbitrator panel administered by the same arbitration organization will consider anew any aspect of the award objected to by the appellant, conduct an arbitration pursuant to its Rules and issue its decision within one hundred twenty (120) days of the date of the appellant's written notice. The panel's majority vote decision will be final and binding.

24.2.3 *Location of Arbitration / Payment of Fees*. The arbitration will take place in the federal judicial district where the Property is located. Initially, You will only be responsible for paying Your share, if any, of the arbitration fees required by the applicable Rules, which amount will not exceed the filing

fees that You would have incurred if the Claim had been brought in the appropriate state or federal court closest to where the Property is located. Initially, Landlord will pay the remainder of any arbitration fees. Notwithstanding the foregoing, the arbitrator shall assess the cost of arbitration against the party which is not the substantially-prevailing party in such arbitration.

24.3 *Class Action Waiver and Other Restrictions*. You agree that You shall not have the right to participate as a representative or a member of any class of claimants pertaining to any Claim or Excluded Claim regardless of whether any such Claim or Excluded Claim must be arbitrated or may be pursued in any court. Arbitration or litigation of any Claim or Excluded Claim will proceed solely on an individual basis without the right for any Claims or Excluded Claims to be arbitrated or litigated on a class action basis or on bases involving claims brought in a purported representative capacity on behalf of others. As to Claims subject to mandatory arbitration, the arbitrator's authority to resolve and make written awards is limited to Claims between You and Landlord alone. Neither Claims nor Excluded Claims may be joined or consolidated unless agreed to in writing by all parties. No arbitration award or decision will have a preclusive effect as to issues or claims in any dispute with anyone who is not a named party to the arbitration.

24.4 *Waiver of Jury Trial*. Landlord and You agree that any action, proceeding or cause of action on an Excluded Claim or any action, proceeding or cause of action in which Section 24.2 (Agreement to Arbitrate Disputes) is found to be invalid and/or unenforceable shall be brought in a court of competent jurisdiction in the state and judicial district in which the Property is located and shall be governed by and construed in accordance with the laws of the state where the Property is located, without giving effect to the principles of conflict of laws thereof and **THE PARTIES VOLUNTARILY AND KNOWINGLY WAIVE ANY RIGHT THEY HAVE TO A JURY TRIAL. THE INSTITUTION AND MAINTENANCE OF AN ACTION FOR JUDICIAL RELIEF IN A COURT SHALL NOT CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY TO COMPEL ARBITRATION OF CLAIMS OTHER THAN EXCLUDED CLAIMS, INCLUDING THE FILING OF A COUNTERCLAIM IN A SUIT BROUGHT BY YOU PURSUANT TO THIS PROVISION.**

24.5 *Survival*. The provisions of this Section 24 will survive termination of this Lease, as well as voluntary payment in full of Your account, any debt collection proceeding by or between You and Landlord, and any bankruptcy by You or Landlord. If any portion of this Section 24 is deemed invalid or unenforceable for any reason, it will not invalidate the remaining portions of this Section 24 or the Lease, each of which will be enforceable regardless of such invalidity.

24.6 *Attorney's Fees*. The prevailing party in any Claim or Excluded Claim shall be entitled to receive from the other party, in addition to any other relief awarded, all expenses that the prevailing party incurs in such proceedings, including, without limitation, its reasonable attorneys' fees and expenses.

24.7 *Limitation of Claims*. You agree that any Claim or Excluded Claim that You have against Landlord shall be barred unless commenced in arbitration (or, if applicable, in court) within one (1) year of the date that you suffered any alleged harm, damage or injury, regardless of the date that you discovered or should have discovered your alleged harm, damage or injury. You waive any statute of limitations to the contrary.

24.8 *Opt-Out Process*. You may choose to opt out of and not be subject to the provisions of Section 24.2 (Agreement to Arbitrate Disputes) but only by following the process set forth below. If You do not wish to be subject to Section 24.2 (Agreement to Arbitrate Disputes), then You must notify Landlord in writing within thirty (30) calendar days of the date of this Lease at the following address: **Mid-America Apartments, L.P., 6815 Poplar Avenue, Ste. 500 Germantown, TN 38138 Attention: Opt Out Coordinator**. Your written notice must include Your name, address, Property name, last four digits of your social security number, Your Lease Start Date, and a statement that You wish to opt out of Section 24.2 (Agreement to Arbitrate Disputes). Your notice to opt out will be effective only upon receipt by Landlord and will only apply to this particular Lease and not to subsequent or previous agreements.

25. NOTICES:

25.1 Except as otherwise required by applicable law or set forth in this Lease, any notice required by this Lease shall be in writing and shall be deemed to be given:

25.1.1 By Landlord to You if: (a) delivered personally; (b) sent to any email address on file with Landlord as provided by You; (c) posted to the Apartment door; (d) mailed by U.S. First Class Mail to the Apartment; or (e) if You have vacated, mailed by U.S. First Class Mail to the last known address for You or any one of You.

25.1.2 By You to Landlord if delivered to and received by a Landlord employee on duty in the property management office for the Premises listed in this Lease.

25.2 If at any time You provide an email address or telephone number (whether wireless or a landline) to Landlord, You give Your permission and consent to receive emails, pre-recorded/artificial voice messages, telephone calls on a recorded line, and text messages (including automated texts sent using an automatic telephone dialing system, mobile push notifications, or notices and messages through other services made available by Landlord or one of its vendor partners at the email or telephone number (whether wireless or landline) that You have provided to Landlord or its vendor partners, or at any number forwarded or transferred from that number. These communications may include, but not be limited to: information, promotions and offers about Landlord's communities, Your apartment unit, maintenance or other services you have requested, security alerts, lease renewal offers and options, reminder messages or information regarding upcoming events, requested services, amenities schedules or opening/closing dates and times, rental payment due dates, other payment due dates, and information about events, programs and services that might be of interest to You. You understand that providing Your consent to receive such communications is not a condition of receiving services or entering a rental agreement with Landlord and that message and data rates may apply. By providing Your email address or telephone number, You represent that You have the authority to receive text messages on the email address or telephone number that You provided or from which You contact Landlord. You agree to notify Landlord regarding any changes to Your telephone number. You understand that You may choose to opt out of certain communications should You elect to do so; however, You understand that Your opt-out will not apply to and You may continue to receive certain time-sensitive and relevant communications regarding Your lease, account, transactions, requested services, community safety, and amenities closures.

25.3 Any notice that Landlord gives to any Resident in this Lease, or any adult Occupant, or sent to any email address on file as provided by You, constitutes notice to all persons named as a Resident in this Lease.

26. POSSESSION:

If Landlord causes a delay in delivery of possession of the Apartment until after the Lease Start Date, rent shall be abated on a daily basis until possession is granted. If such delay extends beyond seven (7) days after the Lease Start Date, then You may terminate this Lease and receive full

refund of any deposit and prepaid rent. Landlord shall not be liable for damages for delay in possession. If Landlord is repairing or cleaning the Apartment or Premises on the Lease Start Date in a manner that does not prevent You from occupying the Apartment, You will occupy the Apartment, rent will not be abated, and You will not have the right to terminate this Lease, except as otherwise set forth herein. The Apartment will be considered to be in clean, safe and good working condition at the time You take possession of the Apartment unless You notify Landlord otherwise in writing within seventy-two (72) hours after You take possession of the Apartment.

27. LENDER'S RIGHTS; GOVERNMENT ACTION OR CASUALTY:

27.1 Landlord may use or is using the Premises as security for a debt or mortgage. Your rights under this Lease shall at all times be subject to and subordinate to any deed to secure debt, mortgage, or any other security instrument which is now or shall hereafter be placed on the Premises. If requested, You shall execute promptly any certificate that Landlord may request specifically to implement the subordination of this Lease.

27.2 If a city, state, or other law enforcement or government agency condemns the Apartment, the portion of the Premises where the Apartment is located, or any material portion of the Premises, or if any of these areas are destroyed, Landlord may terminate this Lease upon ten (10) days written notice (or such other period as may be required by applicable law) to You or Landlord may elect to make any necessary repairs to the Apartment or portion of the Premises where the Apartment is located. If there is damage to Your Apartment that would make Your continued occupancy unsafe during the period of repairs, in Landlord's sole determination, Landlord reserves the right to terminate Your Lease and/or relocate You to another Apartment.

28. GENDER AND USE OF "FOR EXAMPLE":

In all references herein to "Resident" or "You" or "Your," the use of the singular number is intended to include the appropriate number as the text of this Lease may require, and all gender references to male or female are intended to be gender neutral. Whenever the words "for example" are used and are followed by a list, the list is by no means limited to the listed words, is not all-inclusive, and is used in place of the term "including without limitation."

29. NO ESTATE IN LAND:

This Lease creates only the relationship of landlord and tenant between Landlord and You. You have a possessory interest only. No estate shall pass out of Landlord.

30. ENTIRE AGREEMENT AND SEVERABILITY:

30.1 This Lease, any addenda, and any incorporated documents, including without limitation, Rules and Regulations, constitute the entire agreement between the parties and no prior, concurrent, or subsequent oral statements shall be binding.

30.2 No representative of Landlord is authorized to make any representations, warranties, or agreements other than as expressly set forth herein.

30.3 This Lease may only be modified in an amendment signed by all parties hereto.

30.4 If any provision of this Lease is invalid, such provision shall be considered deleted from this Lease, and shall not invalidate the remaining provisions.

30.5 You understand that execution of this Lease involves the waiver and release of valuable legal rights.

30.6 A copy of an original signature transmitted by facsimile, a scanned copy of an original signature transmitted by electronic mail, e.g. via a ".pdf" file, or an electronically signed document will be deemed to be an original. This Lease may be executed in two or more counterparts, each of which, whether existing electronically or in paper form, shall be deemed to be an original, and such counterparts shall together constitute the same agreement.

30.7 This Lease shall be voidable by Landlord if You, or one of You, cannot or will not produce to Landlord the original government-issued identification(s) used by You during the application process.

31. FAIR HOUSING:

Landlord is an equal opportunity housing provider and complies with all federal, state and local fair housing laws and regulations. Landlord does not discriminate in any way based upon race, religion, color, sex, national origin, familial status, disability, age, marital status, or any other classification protected by federal, state, or local law applicable in the jurisdiction where the Premises is located.

32. SUCCESSORS AND ASSIGNS:

Subject to Section 27.1, all provisions contained in this Lease shall be binding upon, inure to the benefit of, and be enforceable by the successors and assigns of Landlord. Any sale or conveyance of the Premises or any part thereof will not affect this Lease or any of Your obligations under this Lease, but under a sale or conveyance Landlord will be released from all obligations under this Lease and You will look solely to the new owner of the Premises for the performance of Landlord's duties under this Lease from and after the date of the sale or conveyance.

33. MOLD:

You are hereby notified that the Apartment, including any garage or storage area, may be subject to the growth of mold or mildew if not properly cleaned and maintained, if leaks or other water damage occur, or if excess moisture is allowed to accumulate. If moldy materials are allowed to grow, exposure to mold organisms and associated products can occur through inhalation or direct physical contact. Most molds and their associated products that are routinely encountered are not hazardous to healthy individuals. Molds and their associated products are commonly found in all outdoor and indoor air of apartments. In addition, the presence of mold or excessive moisture may damage the Apartment or Your property. To reduce the chance of such potential conditions or exposures, You must take steps to prevent mold growth, must arrange for proper actions if mold or excessive moisture is discovered, and must comply with the other requirements set out in this Lease. You acknowledge that the most reliable methods for identifying the presence of mold or mildew or conditions favorable to their growth are: (i) routine visual inspections for mold growth, signs of leaks, water damage, and wetness; and (ii) odor inspections for sources of mold odors. Whenever leaks, water damage, wetness, mold, or mildew are identified, they must be addressed immediately. You agree to clean and maintain the Apartment in a manner that prevents mold or mildew and prevents conditions favorable to their growth. Possibly the single most important way of preventing or controlling mold is preventing excessive moisture build up within the Apartment or

any water intrusion into the Apartment. You agree to uphold this responsibility in part by complying with the following list of responsibilities:

33.1 You shall take all reasonable measures to control the moisture level of the interior of the Apartment by immediately reporting to Landlord any water intrusion, such as building leaks, plumbing leaks, drips or "sweating" pipes, other wetness, water damage, or elevated moisture levels.

33.2 You shall limit the sources of indoor humidity by increasing fresh air ventilation when outdoor air is not humid, and warming cold surfaces where condensation occurs. You shall keep the thermostat set on the "AUTO" setting (not "FAN") to automatically circulate air in the event temperatures inside the Apartment rise to or above seventy-five (75) degrees during winter months, or seventy-eight (78) degrees during summer months. Relative humidity levels should be maintained under sixty percent (60%) at all times in order to prevent conditions conducive to the growth of mold and mildew.

33.3 You shall use bathroom fans while showering or bathing and shall immediately report to Landlord any non-working fan or window.

33.4 You shall use all reasonable care to close all windows and other openings in the Apartment to prevent rain or other forms of precipitation from penetrating into the interior of the Apartment

33.5 You shall use exhaust fans whenever cooking, dishwashing, or engaging in water-based or other wet cleaning techniques.

33.6 You shall clean and dry any personal property within 24 to 48 hours of water intrusion and shall monitor those items to verify that no mold or mildew growth occurs.

33.7 You shall notify Landlord immediately upon discovery of any damp or wet building materials, such as wet wallboard or ceiling tiles.

33.8 You shall conduct a visual and odor inspection of the Apartment for the presence of mildew, mold growth, leaks, or water damage at least once per month. The inspection shall include, but shall not be limited to, an examination of: (a) window frames and carpets; (b) ceiling tiles, and any currently or formerly damp or wet material made of cellulose (such as wallpaper, books, papers, and newspapers); (c) all indoor plants; and (d) Your personal property.

33.9 You shall perform regular and routine cleaning of caulking around the sinks, bathtubs, showers, and windows by using common household cleaning products or a bleach and water solution if moisture is condensing or sitting on the caulking and causing mold growth.

33.10 You shall immediately report to Landlord if mold or mildew growth is noted on surfaces inside the Apartment, and the growth affects more than a very small area that You will clean and dry promptly (a very small area is generally not more than one square foot). Most very small areas of mold can be cleaned by using water and detergent or bleach and drying the surface completely afterwards. If in doubt about the size of the area or Your ability to clean it properly or without damaging the Apartment, report the mold immediately so that Landlord can address it. If the mold growth is in an area that is not ordinarily subjected or exposed to moisture or water, You must report the mold to Landlord so We can investigate the source of moisture.

33.11 You also must report to Landlord immediately whenever mold, mildew, leaks, water damage, or other evidence of moisture problems are observed anywhere in the Apartment.

33.12 You agree not to bring any personal property into the Apartment that You know or suspect contains mold, especially "soft possessions" which have fabric or porous surfaces such as sofas, mattresses, and pillows. If You discover evidence of mold on such items and need help in arranging for disposal, notify Landlord.

33.13 Breach of this mold provision constitutes a material breach of this Lease.

34. RULES AND REGULATIONS:

Landlord has established certain rules and regulations to enhance Your resident experience ("Rules and Regulations"). Some of these Rules and Regulations appear in this Lease. Others may be posted in recreational, storage, service, and amenity areas. Failure to adhere to Rules and Regulations, by You, Your Occupants, or Your guests or invitees will constitute a material breach of this Lease. You agree and understand that additional Rules and Regulations may be established by Landlord at any time during the initial or a renewal term. Such additional Rules and Regulations shall be effective five (5) days after being delivered to You pursuant to the notice provision in Section 25 or otherwise conspicuously posted on the Premises. You acknowledge that the availability of amenities is subject to change in Landlord's sole discretion and that any such change shall not constitute a breach of this Lease.

34.1 Parking:

34.1.1 You understand that Landlord may contract with third parties to manage or operate the parking areas, including but not limited to providing towing and security services.

34.1.2 You agree to abide by all parking regulations established by Landlord.

34.1.3 The parking area(s) on the Premises may have one or more vehicle entry barrier such as a door, gate, or arm. Access through such entry barriers should be limited to ONE VEHICLE AT A TIME. Do not attempt to "tailgate" through any entry barrier. Assume every entry barrier will lower or close after each vehicle. Always use Your controlled access device prior to proceeding through the entry barrier. Vehicle entry barriers may malfunction. Tailgating could cause damage to the entry barrier or Your vehicle. Such action may also cause personal injury or death. You agree and consent that Landlord is not liable for any damages or injuries incurred as a result of malfunction or misuse of the vehicle entry barrier. You agree to be liable for the actions of You, Your Occupants and any guests or invitees to whom You provide access to the community and to reimburse Landlord for loss, damage or cost of repairs or service to any entry/exit barriers or gates due to a violation of this section or improper use or negligence by You, your Occupants, your guests or invitees.

34.1.4 All vehicles must be approved and registered with Landlord. You shall, without delay, inform management if You have a change in vehicle.

34.1.5 No campers, recreational vehicles, boats, trailers, mobile homes, buses, commercial vehicles or mechanized equipment may be allowed on the

Premises without Landlord's prior written approval. If Landlord has designated spaces for You to park or areas for boats, trailers, campers or other vehicles, You agree to park only in those spaces so designated.

34.1.6 Improperly parked, non-operable, abandoned, or unauthorized vehicles or equipment are not permitted on the Premises and may be booted or removed by Landlord at the expense of You or any other person owning same, for storage or public or private sale, at Landlord's option with no right of recourse against Landlord therefore. The definition of improperly parked, non-operable, abandoned, or unauthorized vehicles or equipment shall be liberally construed in favor of Landlord. In addition, but not limited to their generally accepted definitions, "improperly parked", "non-operable", "abandoned", and "unauthorized" shall also mean vehicles or equipment which:

34.1.6.1 Are noxious, offensive, unsightly, unpleasant or unkempt such as could reasonably affect the appearance or rental marketability of the Premises or such as could reasonably cause embarrassment, discomfort, annoyance, or nuisance to Landlord or other residents;

34.1.6.2 Are causing damage to the Premises or the parking lot, including but not limited to, oil or gas leaks, seepage or spills, and motorcycle kickstands which sink into the pavement;

34.1.6.3 Are not previously approved and registered with Landlord as required;

34.1.6.4 Are not displaying any required hangtag, decal, or other identifier provided by Landlord;

34.1.6.5 Are not properly parked between parallel lines or other lines marking spaces for parking;

34.1.6.6 Are parked in a space assigned to another resident, blocking access to any prohibited areas, designated "no parking" areas, including but not limited to, fire lanes, fire hydrants, ingress and egress travel lanes, entrances, exits, trash dumpsters or compactors, carwash bays, or maintenance or service areas;

34.1.6.7 Are on blocks or jack stands;

34.1.6.8 Appear to be in a state of disrepair;

34.1.6.9 Appear to be incapable of self-propelled movement;

34.1.6.10 Do not have a proper license tag, proper handicap hang-tag, decal, or other designation, current license decal validation sticker, current state emissions inspection sticker or minimum applicable motor vehicle insurance;

34.1.6.11 Are not owned by You; or

34.1.6.12 Are left unattended on the Premises for a period of not less than thirty (30) days without anyone having claimed ownership of it.

34.1.7 Vehicles may not be repaired or washed on the Premises, except in specifically designated areas when they are provided.

34.2 Entrances, Hallways, Breezeways, Walks and Lawns: Entrances, hallways, breezeways, walks, lawns and other public areas shall not be used for storage, gathering, or smoking, or obstructed or used for any purpose other than ingress and egress.

34.3 Balcony or Patio: Balcony or patio shall be kept neat and clean at all times without excessive furniture or personal items. No items shall be stored, hung or draped on railings or other portions of balcony or patio. You agree to properly secure any items on Your balcony to prevent such items from being blown from the balcony. You agree that You are liable for any damage caused by items blown from Your balcony.

34.4 Antennas/Satellite Dishes: Radio or television aerials or satellite dishes, no larger than one (1) meter in diameter (or approximately 3.2 feet), are permissible within the Apartment or contiguous space leased to You, e.g. a private balcony or patio. Such permission does not extend to outside windows, doors and walls, nor to antennas/satellite dishes that extend beyond a balcony railing or a patio line on a ground floor, nor can You damage the Apartment or Premises in the installation or removal. If You choose to install a satellite dish or antenna, You must (i) provide evidence of liability insurance of at least Three Hundred Thousand Dollars ($300,000) to protect us against claims of personal injury and property damage (such insurance to meet the additional requirements of Section 10 above) and (ii) pay an additional security deposit of Three Hundred Dollars ($300) which will be maintained in accordance with the provisions of Section 8, provided, however, if this Lease is a renewal, and You have previously paid a security deposit of less than Three Hundred Dollars ($300), You will not be required to pay the difference to Landlord. You must keep Your aerials and satellite dishes in good working order and appearance. Landlord makes no representation that the properly installed satellite dishes servicing the Apartment will be able to receive the desired signals. You are responsible for removal of the radio or television aerials or satellite dish and all related equipment when You move out of the Apartment. You are also responsible for the cost of any repairs reasonably necessary to restore the Apartment (or contiguous space) leased to You to the condition it was in prior to the installation, ordinary wear and tear excepted.

34.5 Signs and Projections: You agree to refrain from placing and/or displaying in locations that are visible to others outside of Your apartment any signs, posters, flags, fabric or other forms of symbolic or written expression that, in Landlord's reasonable judgment, may be deemed disruptive to the apartment community. You further agree not to attach any awnings or other projections to the Premises or outside of the building of which the Apartment is a part. Notwithstanding, You may display the flag of the United States solely to the extent permitted by Florida Statutes Section 83.67.

34.6 Window Screens and Treatments: You agree not to remove any screens from the Apartment windows. All window treatments installed by You must present a uniform appearance with the exterior of the Premises.

34.7 Water Beds/Hot Tubs: You shall not have or keep any water beds or hot tubs in the Apartment without prior written permission of Landlord.

34.8 Combustible Materials, Heaters, and Grills:

34.8.1 You may not keep or store in the Apartment or on the Premises goods or materials of any kind or description which are combustible or would increase fire risk, nor may such items be taken to or placed in storage, balcony, patio, or garage areas. You may not burn candles anywhere on the

Premises outside of Your Apartment. You may not display or ignite fireworks anywhere on the Premises.

34.8.2 You may not use gas, kerosene or electric heaters or any other heater other than Your Apartment's built-in heating system. Landlord shall not be responsible for any loss or damage due to the storage or keeping of such materials.

34.8.3 You may not use, kindle, or maintain any charcoal or liquid-filled petroleum gas or liquid fueled burners, heaters, grills, or cooking devices in the Apartment or on the Premises or otherwise in violation of law. Such devices may be used only if provided by Landlord in designated areas. This Lease specifically prohibits the use of or igniting any charcoal cooker, brazier, hibachi or grill or any gasoline or other flammable liquid or liquefied petroleum gas-fired stove, grill or similar device in the Apartment or on the Premises except as may be provided by Landlord. Additionally, the storage of gasoline powered equipment, or cooking devices using flammable or combustible liquids or liquefied petroleum gas ("LPG") as a fuel source, is prohibited in the Apartment or on the Premises except as may be provided by Landlord.

34.9 Garages and Mechanical Closets: You will not use any garage or mechanical closet, including but not limited to attached garages or water heater or HVAC closets, for storage of any type.

34.10 Resident Liable for Actions of Your Occupants, Guests or Invitees: You are responsible and liable for the conduct of Your Occupants, guests or invitees. Acts or failure to act of Your Occupants, guests or invitees in violation of this Lease, any addenda, or Rules and Regulations may be deemed by Landlord to be a breach by You. You acknowledge and agree to communicate and explain all addenda, rules and regulations, and the terms of this Lease to Your Occupants, guests and invitees.

34.11 Conduct:

34.11.1 You agree to communicate and conduct yourself at all times in a lawful, courteous, and reasonable manner when interacting with Landlord; Landlord's employees, agents, independent contractors, and vendors; other residents, occupants, guests or invitees; or any other person on the Premises. Any acts of unlawful, discourteous, or unreasonable communication or conduct by You or Your Occupants, guests or invitees, shall be a material breach of this Lease and will entitle Landlord to exercise all of its rights and remedies for default.

34.11.2 You agree not to engage in any abusive behavior, either verbal or physical, or any form of intimidation or aggression directed at Landlord; Landlord's employees, agents, independent contractors, and vendors; other residents, occupants, guests or invitees; or any other person on the Premises. Any acts of abusive or offensive behavior whether verbal or physical by You or Your Occupants, guests or invitees, shall be a material breach of this Lease and will entitle Landlord to exercise all of its rights and remedies for default.

34.11.3 If requested by Landlord, You agree to conduct all further business with Landlord in writing.

34.11.4 You agree not to damage the Apartment or any other portion of the Premises, including but not limited to, the physical facilities, buildings, trees or landscape. You shall be liable for all acts or failure to act of Your occupants, guests or invitees which result in damages to the Apartment or the Premises. You shall remain liable to Landlord for any damages which exceed normal wear and tear and agree to pay Landlord promptly upon notice of such damages, notwithstanding whether the repairs have actually been made. Further, Your acts or failure to act which results in damages to the Apartment or Premises shall constitute grounds for termination of this Lease.

34.11.5 You acknowledge and agree that everyday noises, sounds, odors and smells (including those from cooking) are normal occurrences in an apartment community and may penetrate Your Apartment.

34.12 Keys and Controlled Access:

34.12.1 Landlord may deliver keys to the Apartment to another person with Your prior written permission ("Key Release") specifically identifying the individual or company You intend to receive a key. It is Your responsibility to return the checked out keys to Landlord the same day or to cover the cost of changing the locks to the Apartment. You acknowledge that Landlord does not provide lock out service before or after leasing office hours. You agree to pay a reasonable fee to Landlord for re-keying locks if You request that Landlord re-key Your lock(s).

34.12.2 To the extent available, each Resident, and each Occupant if Resident requests, will receive one controlled access device of Landlord's choice. You will pay Landlord for replacement of any controlled access device that is lost, misplaced, stolen, or not returned to Landlord at termination of this Lease.

34.12.3 Landlord may, but is not required to, allow You to get one or, in Landlord's discretion, more than one, additional controlled access device for a non-refundable convenience fee to be set by Landlord. You will be responsible for replacement of any such additional controlled access device that is lost, misplaced, stolen, or not returned to Landlord at termination of this Lease.

34.13 Waste: To the extent any trash cans, dumpsters, trash chutes, or other waste disposal facilities are located on the Premises, You understand and agree that they are to be used exclusively for the disposal of Your normal household waste generated on the Premises. They are not to be used for disposal of hazardous, dangerous, toxic, or specially regulated items or wastes (such as tires, car batteries, radioactive materials, etc.), over-sized items (such as mattresses, sofas, etc.), waste of any type generated elsewhere than on the Premises, or waste of any type or any other items brought onto the Premises for the purpose of disposal. You agree to abide by any Rules and Regulations posted at such facilities regarding their use, including additional use restrictions.

34.14 Common Areas, Pools, and Other Community Rules:

34.14.1 Use of all recreational facilities and amenity areas, including pools and exercise equipment, is at Your own risk. Landlord and its employees are not responsible for any personal or property damage, death, injury, illness or loss suffered or sustained by residents, occupants, guests, or invitees from use of recreational facilities or amenity areas. Call 911 in case of injury and report any injury to the leasing office as soon as possible.

34.14.2 Please read and abide by any specific rules posted in each recreational area or amenity area.

34.14.3 Pool. Adequate supervision is required for non-proficient swimmers at all times while at the pool. Wear only swimwear in the pool. Individuals who are incontinent or who lack bladder or bowel control must wear a protective swim diaper or swim pants to prevent fecal contamination of the pool. Immediately report any contamination to Landlord. Glass containers are prohibited in the pool area. Dispose of all trash and waste in trash receptacles. No pets are permitted in the pool area. Do not hang or play on pool ropes, rings, hooks, or fountains. Be courteous of other swimmers near the pool; profanity, horseplay, running, diving, bicycle riding, skating, rollerblading, loud music or harassment of others is not permitted. Resident identification may be requested by Landlord at any time to assure that only residents and their guests are using the pool. As a courtesy to all residents, no more than two (2) guests per apartment are allowed at the pool at any one time. Residents must accompany their guests at all times. Landlord may require the use of identification bracelets or other device by residents and their guests while in the pool area, may limit the number of such bracelets or devices available to You, and may charge a convenience fee for those used by guests or for replacements (if Landlord, in its discretion, decides to issue replacements). Failure to use such bracelet or device shall constitute a material breach of this Lease.

34.14.4 Exercise Room. The Property may include an exercise room and exercise equipment for Your personal use. Guests must be accompanied by a resident at all times. If residents or guests cannot, due to physical condition or otherwise, safely operate the exercise equipment, they must be accompanied by a person able to provide supervision and support for the particular exercise activity. Only persons using the equipment are allowed in the workout area. Horseplay, loitering or any use of the fitness equipment for other than its intended purpose is not permitted.

34.14.5 Other Recreational Facilities. Landlord may provide tennis courts, basketball courts, sauna and steam rooms in Your Landlord community for Your personal use. Please exercise care and common sense and be courteous to other residents when using the facilities.

34.15 Laundry Facilities. If the Property includes laundry facilities for Your personal use, such facilities may be operated by an independent service and Landlord is not responsible for damaged, lost or stolen items. Please call the leasing office if You find that any of the machines are not working properly so that Landlord can arrange to have them repaired.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed in person or by a person duly authorized the day and year written above.

BY SIGNING BELOW, RESIDENT ACKNOWLEDGES THAT HE OR SHE HAS BEEN GIVEN A SUFFICIENT OPPORTUNITY TO FULLY REVIEW THIS LEASE, HAS READ THE TERMS AND CONDITIONS OF THIS LEASE, AND UNDERSTANDS THE ABOVE LISTED LEASE TERMS AND CONDITIONS. BY SIGNING BELOW, RESIDENT FURTHER AGREES TO COMPLY WITH ALL TERMS AND CONDITIONS OF THIS LEASE AS SET FORTH ABOVE.

Electronically Signed By
Carmen Lewis
on 12/2/2022

____

Authorized Representative of Mid-America Apartments, L.P.

Property phone number: 4078496330
(always call 911 for police, fire or medical emergencies)

Electronically Signed By
James Brooks
on 11/30/2022

____

James Brooks

Electronically Signed By
Tiffany Boulton
on 11/8/2022

____

Tiffany Boulton

____

____

Cleaning and Damage Costs

MAA - 6815 Poplar Ave., Suite 500 - Germantown, TN 38138 - (901) 682-6600

				Resident Charges
Kitchen				
	Dishwasher	Must be cleaned inside and out	$12.00	
	Kitchen Sink/Disposal	Must be cleaned and stopper in place	$10.00	
	Range Top	Must be cleaned: drip pans, stove top, outside, grease guard (back)	$15.00	
	Microwave	Cleaned inside and out	$12.00	
	Oven	Must be cleaned to include: bottom drawer and oven racks	$25.00	
	Range Hood	Must be cleaned and free from grease	$10.00	
	Refrigerator	Must be cleaned to include: top, front, sides, inside drawers and racks	$25.00	
	Trash Compactor	Clean inside and out. New replacement bag	$12.00	
	Replacement	Applies to all appliances. For example, if the refrigerator cannot be cleaned/deodorized to management's satisfaction, resident is responsible for full replacement	At Cost	
	Cabinets	Must be cleaned, shelf paper removed, damage to wood priced at cost	$12.00	
	Floor	Must be swept and freshly mopped - no wax build up	$27.00	
	Laundry Room	Must be cleaned and mopped	$15.00	
Bathrooms				
	Mirrors	Mirrors must be cleaned	$7.00	
	Tubs and Sinks	Must be cleaned to include all fixtures. Free of mold and soap scum	$27.00	
	Jacuzzi Tubs	In good working condition. Repairs to motor At Cost	At Cost	
	Floors	Must be swept and freshly mopped (never waxed)	$12.00	
	Toilets	Must be cleaned to include inside and outside	$12.00	
Balcony & Patio				
	Patio/Balcony	Screens, storage room, entire area must be cleaned and swept	$17.00	
	Front Door	Kick plate and door must be cleaned	$6.00	
	Water Heater Closet	Must be cleaned and free of debris	$12.00	
	Screened Enclosures	Torn or damaged screens (minimum $25)	At Cost	
	Trash/Furniture Removal	$25 per bag or At Cost for Furniture Removal		
Fans and Fixtures				
	Ceiling Fan	Ceiling Fans and Light Fixtures must be cleaned	$10.00	
	Replacement	Ceiling Fan replacement	$75.00	
	Globe Replacement	If broken or missing	$25.00	
	Light Replacement	If broken or missing	$25.00	
	Smoke Detector	If broken or missing	$25.00	
	A/C Vents	Must be cleaned	$25.00	
	Fire Extinguisher	If broken or missing - 5 lb. replacement	$45.00	
	Vent Hood	Replacement if damaged or broken	$70.00	
	Towel Bars	If broken or off wall (each)	$35.00	
	Fireplace	Must be clean and free of ashes and wax (if applicable)	$25.00	
	Grate	Replacement if damaged or missing	$15.00	
Blinds				
	Mini Blinds	Mini-blind replacement (standard size) (Double Window $60)	$30.00	
	Vertical Blinds	Vertical-blind repair (each slat)	$7.00	
	Replacement	Vertical-blind replacement (each set)	$100.00	

Screens				
	Window Screens	Frame and Screen replacement	$40.00	
	Re-screen	Re-screen (small)	$25.00	
	Sliding Door Screen	Sliding glass door screen	$50.00	
Wall & Ceiling Repairs				
	Sheetrock repairs	Door knob size hole	$40.00	
		Larger hole - 1 square foot	$55.00	
		Each additional square foot	$35.00	
	Stain treatment	Kilz stain treatment (each wall)	$30.00	
	Wall Paint	Additional coat of paint due to covering color/stains	$150.00	
	Holes Repaired	Picture hooks, toggle bolts, etc. ($7 each)	$7.00	
	Ceiling Paint	Ceiling Paint (due to stains/yellowing/cigarette smoke)	$150.00	
Counter Tops				
	Counter Replacement	Replacement per square foot (Formica)	$22.00	
	Counter Replacement	Replacement per square foot (Granite)	$40.00	
Carpet				
	Carpet cleaning	Must be freshly vacuumed & professionally shampooed (receipt required) or		
		[One bedroom = $45] [Two bedroom = $55] [Three bedroom = $65]		
	Stain treatment	Per Stain	$40.00	
	Patch	Patch per square foot	$60.00	
	Deodorize Treatment	Pet, cooking odors, cigarette smoke	At Cost	
	Flea Treatment	Pets	$60.00	
	Total Replacement	1 year	100 % of value	
	(Age of carpet)	2 year	80 % of value	
		3 year	60% of value	
		4 years	40% of value	
		5 years	20% of value	
Wallpaper				
	Repair	Repairs (per repair)	$40.00	
	Replacement	Replacement (per roll)	$60.00	
Vinyl Floors				
	Patch	Repair patch (minimum)	$50.00	
	Replacement	Replace floor	At Cost	
Wood Floors				
	Repair/Replacement	Repair or replace floor	At Cost	
Doors & Windows				
	Bi-Fold Metal Doors	Replacement per panel	$70.00	
	Interior doors	Doors and Frame (Wood) replacement	$225.00	
	Windows	Single paned - broken or cracked	$75.00	
	Windows	Double insulated - broken or cracked	$175.00	
	Sliding Glass Door	Replacement of door and tracking (36" width)	$425.00	
		Replacement of door and tracking (48" width)	$700.00	
		Glass Slider Door cleaned (to include track)	$10.00	
	Window sills	Cleaned (each)	$5.00	
	Keys	Keys replaced (each)	$5.00	
	Lock Replacement	Re-Keying Locks (if all keys are not returned)	$60.00	
	Gate Cards	Gate Cards (if applicable)	$25.00	
	Laundry Cards/Keys	Laundry Cards (if applicable)	$10.00	
Misc. Cleaning - Damage Charges				
	Key Fob	Missing or damaged key fob	$100.00	

You are required to return the apartment to us when you move out in the same condition it was received, ordinary wear and tear excepted, including cleaning the apartment. MAA provides this Cleaning and Damages Cost Sheet in order to assist you in preparing your apartment for move-out. Please note these costs are not all inclusive and are only estimates as of the date hereof. Actual charges will be detailed after move-out and may be in addition to the amounts set forth above. A preliminary walk through is not a final assessment of any damages or necessary cleaning.

Electronically Signed By
James Brooks
on 11/30/2022

James Brooks

Electronically Signed By
Tiffany Boulton
on 11/8/2022

Tiffany Boulton

Signatures below this line are to be completed during the moveout phase

James Brooks

Tiffany Boulton

LIQUIDATED DAMAGES AND EARLY TERMINATION FEE

ADDENDUM TO THE FLORIDA RESIDENTIAL LEASE AGREEMENT

FOR THE STATE OF FLORIDA

Mid-America Apartments, LP, a Tennessee limited partnership (hereinafter called "management" or "Landlord") and **James Brooks**
Tiffany Boulton
(hereinafter called "Resident", "You" or "Your") have previously entered into a Residential Rental Lease this 7th of November, 2022 and now contemporaneously desire to amend that Lease as to the item(s) listed below, with all other terms and provisions remaining the same, as follows:

[ ] You agree, as provided in the Lease, to pay**$6360.00** (an amount that does not exceed 2 months' rent) as liquidated damages or an early termination fee if You elect to terminate the Lease, and Landlord waives the right to seek additional rent beyond the month in which Landlord retakes possession.

[X] You do not agree to liquidated damages or an early termination fee, and You acknowledge that MAA may seek damages as provided by law.

Selected by - Tiffany Boulton on 11/9/2022

Electronically Initialed By James Brooks on 11/30/2022

Electronically Initialed By Tiffany Boulton on 11/9/2022

IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed in person or by a person duly authorized the day and year written above.

BY SIGNING BELOW, RESIDENT ACKNOWLEDGES THAT HE OR SHE HAS BEEN GIVEN A SUFFICIENT OPPORTUNITY TO FULLY REVIEW THIS **LIQUIDATED DAMAGES AND EARLY TERMINATION FEE ADDENDUM ("ADDENDUM")**, HAS READ THE TERMS AND CONDITIONS OF THIS ADDENDUM, AND UNDERSTANDS THE ABOVE LISTED ADDENDUM TERMS AND CONDITIONS. BY SIGNING BELOW, RESIDENT FURTHER AGREES TO COMPLY WITH ALL TERMS AND CONDITIONS OF THIS ADDENDUM AS SET FORTH ABOVE.

Electronically Signed By Carmen Lewis on 12/2/2022

Authorized Representative of Mid-America Apartments, L.P.

Property phone number: 4078496330
(always call 911 for police, fire or medical emergencies)

Electronically Signed By James Brooks on 11/30/2022

James Brooks

Electronically Signed By Tiffany Boulton on 11/8/2022

Tiffany Boulton